Exhibit (g)(16) under Form N-1A
                            Exhibit 10 under Item 601/Reg. S-K

SECURITIES LENDING CUSTOMER AGREEMENT
(INDEMNIFIED)

Agreement, approved and ratified as of the 19th day of September, 2007, by and between The Huntington Funds, a registered investment company organized as a statutory trust under the laws of the State of Delaware (“Customer”) and PFPC Trust Company (“PFPC”).  Capitalized terms not otherwise defined shall have the meanings set forth in Section 15.

WHEREAS, Customer has utilized PFPC to act as Customer's agent since the Commencement Date to effect loans of securities in accordance with the terms hereof on behalf of Customer;

NOW, THEREFORE, Customer and PFPC, intending to be legally bound, agree as follows:

1.           Appointment of PFPC; Terms of Loans.

(a)           Customer authorizes and appoints PFPC as of the Commencement Date, and PFPC agrees to act as of the Commencement Date, as Customer's agent to lend Available Securities to Eligible Borrowers pursuant to the terms of this Agreement.  For clarity, and notwithstanding anything in this Agreement or otherwise to the contrary, the Customer and PFPC agree that (i) the appointment of PFPC under this Agreement, and the terms, conditions, agreements, representations, warranties, acknowledgements and covenants set forth in this Agreement have governed the parties hereto, and it is the intent of the Customer and PFPC that the terms, conditions, agreements, representations, warranties, acknowledgments and covenants set forth in this Agreement shall be deemed to have governed the parties hereto, since the Commencement Date.  PFPC may from time to time, in its sole discretion, contact Eligible Borrowers on Customer's behalf and lend Available Securities to such Eligible Borrowers.  Each such loan (“Loan”) is made pursuant to and upon the terms and conditions set forth in an agreement (“Borrowing Agreement”) substantially in the form of Attachment A hereto, as such form may be amended by PFPC from time to time; provided, however, that no such amendment shall become effective with respect to any Loan until five (5) Business Days after written notice of such amendment to Customer.  PFPC will act as the “Lender” under each Borrowing Agreement (as such term “Lender” is defined in the particular Borrowing Agreement), provided that Customer agrees that PFPC acts solely as Customer’s agent and not as principal with respect to any loan transaction.  PFPC is required to make available to Customer prompt notice of each Loan and to disclose fully to Eligible Borrowers that PFPC acts as agent for customers and not as principal.

(b)           PFPC is required make available to Customer (i) a daily statement setting forth information relating to securities on loan, mark-to-market valuations and securities which have been returned from loan for each Sub-account (as hereinafter defined) and (ii) on or about the seventh (7th) Business Day of each month, a statement indicating for the preceding calendar month the securities lent from the Custodian Account for each Sub-account, the value of such securities, the identity of the Borrowers, transactions in the Collateral Account (including the nature and amount of Collateral received as security for the Loaned Securities), the income received (or loss incurred) from the daily investment of cash Collateral and the amounts of any fees or payments paid to Borrowers or others with respect to each Loan.

(c)           For purposes of this Agreement,

(i)           “Eligible Borrowers” means any entity to which Available Securities may be loaned pursuant hereto, as listed in Attachment B hereto, as the same is amended from time to time by PFPC upon ten (10) Business Days written notice to Customer; provided, that  (x) no such amendment is effective with respect to any prospective Borrower to the addition of which Customer objects by written notice to PFPC within such ten (10) Business Day period and (y) Customer may, by written notice, instruct PFPC to remove an Eligible Borrower from Attachment B hereto and upon such instruction PFPC shall cease arranging Loans with such entity and shall as promptly as practicable attempt to terminate all Loans with such entity (provided that such entity shall continue to be a “Borrower” and an “Eligible Borrower” with respect to this Agreement until all transactions relating to such entity and all other matters with respect to such entity relating to  this Agreement have been fully and finally closed, resolved and settled).

(ii)           “Available Securities” means all securities now or hereafter held or maintained in the Custodian Account other than those that Customer from time to time specifically identifies by written notice to PFPC as being unavailable for Loans.  PFPC has no authority or responsibility for determining whether any of Customer's securities should be excluded from those available for Loans.  PFPC shall be entitled to rely fully on information provided to it by Custodian regarding the securities held or maintained in the Custodian Account, and Customer is required to indemnify PFPC and hold it harmless from and against any and all liability, loss, damages and claims (including attorney’s fees and all other expenses reasonably incurred in PFPC’s defense) to which PFPC may be subjected in connection with or related to such reliance.

(d)           Each Loan shall be terminable by PFPC or the Borrower upon notice to the other party.  PFPC is required to notify the Borrower of the termination of any Loan promptly upon being directed to do so by Customer.  Customer is required to inform PFPC on the trade date of any sale of a Loaned Security; provision of such information will constitute a direction by Customer to PFPC to terminate the related Loan.  The termination date for each Loan terminated by PFPC is required to be no later than the standard settlement date for trades of the Loaned Securities entered into on the date of the termination notice in the principal market for such securities (or, if Customer is subject to the requirements of ERISA, the earlier of such settlement date or the fifth Business Day following such notice), provided that if such notice is provided after the close of regular trading on the principal market for such securities, the date of such notice shall be deemed to be the next following regular trading day on such principal market.

(e)           With respect to a Loan that is to be collateralized by cash, PFPC will not enter into that Loan if at the time the Loan is to be entered into the Loan has a negative spread (i.e., the rebate rate being paid to the applicable Borrower with respect to that Loan is in excess of the investment rate applicable to the cash collateral relating to that Loan).  In addition, on the Business Day after the Business Day that PFPC becomes aware that a Loan collateralized by cash has a negative spread (as defined in the preceding sentence), PFPC is required to reset the rebate rate paid to the Borrower in an effort to reverse the negative spread or if the Borrower is unwilling to reset the rebate rate to an amount sufficient to reverse the negative spread PFPC is directed to notify the Borrower of the termination of the Loan.

(f)           Notwithstanding any other provision of this Agreement, if one or more portfolios, series, sub-trusts or other sub-accounts (each, a “Sub-account”) are identified on Exhibit 1 hereto:

(i)           the assets and liabilities of each Sub-account are separate and distinct from the assets and liabilities of each other Sub-account, and no Sub-account is liable or is to be charged for any debt, obligation or liability of any other Sub-account under this Agreement; and

(ii)           the relationships and agreements set forth in this Agreement between the Customer, acting on behalf of any Sub-account, and PFPC shall be several, separate and distinct from those between the Customer, acting on behalf of any other Sub-account, and PFPC, to the same effect as would be the case if the Customer had executed a separate agreement with PFPC in the form hereof with respect to such Sub-account.

(g)           If Customer is a business or statutory trust, notice is hereby given that this instrument is executed on behalf of the Trustees of Customer as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or shareholders of Customer individually but are binding upon the assets and property of Customer.

(h)           If Loaned Securities are the subject of a voluntary corporate action, unless Customer provides PFPC with timely written directions to the contrary, PFPC is required to attempt to terminate Loans of such Loaned Securities at a time that (assuming compliance by the Borrower with the redelivery requirements specified in the applicable Borrowing Agreement)  will result in the Loaned Securities being returned on or before the record date for such voluntary corporate action.  In addition, unless Customer indicates otherwise in Attachment F hereto, each Sub-account will be coded as “proxy sensitive;”  PFPC is required to attempt to terminate Loans of U.S. equity securities and ADRs in proxy sensitive Sub-accounts at a time that (assuming compliance by the Borrower with the redelivery requirements specified in the applicable Borrowing Agreement) will result in the Loaned Securities being returned on or before the record date for any shareholder vote with respect to such Loaned Securities.  Notwithstanding the foregoing, PFPC has no liability for any failure of PFPC to so terminate a Loan for any reason, or for any failure of any Borrower to return the Loaned Securities, in time for Customer to exercise any voluntary corporate action or in time for such Loaned Securities to be voted by Customer.

2.           Authority of PFPC with Respect to Loans.

(a)           PFPC is permitted:

(i)           to make, execute, acknowledge and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to effect a transfer of Available Securities to Eligible Borrowers pursuant to a Borrowing Agreement or to complete any Loan;

(ii)           to register title to any and all Collateral (and assets acquired through the investment of cash Collateral) in its own or its subcustodian’s name as agent, in the name of its or its subcustodian’s nominee or in bearer form, and to combine certificates representing such Collateral (and/or assets acquired through the investment of cash Collateral) with certificates of the same issue held by PFPC in a custodian or fiduciary capacity, or to deposit or arrange for the deposit of securities Collateral (and assets acquired through the investment of cash Collateral) in a depository even though, when so deposited, such securities may be held in bulk in the name of the nominee of such depository or otherwise with other securities deposited therein by any  other person, but the books and records of PFPC shall at all times show that all such assets are a part of the Collateral Account;

(iii) to exercise all of the rights of Lender under the Borrowing Agreements and to do all acts, whether or not expressly authorized, which it may deem necessary or proper for the protection of the Collateral (and assets acquired through the investment of cash Collateral); and

(iv)           to request a third party bank to undertake custodial functions in connection with some or all of the Collateral (and/or assets acquired through the investment of cash Collateral); in connection therewith, PFPC is permitted to instruct such third party to establish and maintain one or more accounts for PFPC wherein all cash or other Collateral (and/or assets acquired through the investment of cash Collateral) may be maintained, and to establish and maintain one or more accounts for the Borrowers in any Loans.

(b)           Customer acknowledges and agrees that:

(i) Customer is required to direct Custodian to take such actions, to provide such information to PFPC and to accept such instructions from PFPC as shall be necessary or appropriate to enable PFPC to perform its duties and obligations with respect to Customer and/or under any Borrowing Agreement, including without limitation with respect to the free delivery of Loaned Securities (or the free delivery of securities to be loaned or which are returned from loan), the payment of any amounts payable to Borrowers, and the payment of any and all expenses and other amounts in connection with the Loans or otherwise in connection with this Agreement;

(ii) PFPC has full discretion regarding the selection of the particular Eligible Borrowers to whom Loans of Available Securities may be made and as to the selection of the particular Available Securities loaned in any Loan;

(iii)           there is no assurance that Loans of Available Securities will be made at any time;

(iv)           PFPC is permitted perform securities lending activities for other clients of PFPC;

(v)           PFPC is permitted to allocate securities lending opportunities among its clients, using such reasonable methods as PFPC may follow from time to time;

(vi)           Customer is not be entitled to participate in any particular lending opportunities;

(vii)           Customer has no claim against PFPC for its not having made any minimum volume of Loans or with respect to lending opportunities given to other clients of PFPC, whether or not such opportunities could have been satisfied through Loans of Available Securities;

(viii)                      PFPC is permitted to utilize agents in carrying out its obligations and other activities hereunder; and

(ix)           PFPC acts only as agent, not as principal, in effecting the transactions contemplated herein.

3.           Collateral; Collateral Accounts; Loaned Securities.

(a)           PFPC is required to establish and maintain the Collateral Account and to maintain all Collateral allocated to the Loans, together with any and all assets acquired through the investment of cash Collateral, in the Collateral Account.  Under the terms of each Loan, the Borrower is required to maintain with PFPC Eligible Collateral having a Market Value, determined daily, equal to at least the applicable Required Value (in no event less than 100% of the Market Value of the securities loaned in such Loan) set forth and defined in the applicable Borrowing Agreement (the “Collateral Requirement”).  In connection with the provisions of the foregoing sentence, PFPC will value, on a daily basis, in accordance with the applicable Borrowing Agreement, the Loaned Securities and related Collateral relating to each Loan and, where applicable, PFPC is required to make the demand upon the Borrower provided for in Section 8.2 of the applicable Borrowing Agreement.  For purposes of this Agreement, “Eligible Collateral” means Collateral consisting of (i) cash, or (ii) securities or other items of property of the types identified as being acceptable on Attachment C hereto, as the same may be amended from time to time by mutual agreement of Customer and PFPC.

(b)           The Collateral Account shall be administered as follows:

(i)           PFPC is required to invest cash Collateral in accordance with the investment guidelines (“Investment Guidelines”) set forth in Attachment D hereto, as the same from time to time may be modified by Customer by ten (10) Business Days written notice (or such longer time as reasonably necessary under the circumstances) to PFPC.  All such investments and reinvestments shall be for the account of Customer and solely at the Customer's risk;

(ii)           to the extent consistent with the Investment Guidelines, PFPC is permitted to invest the Collateral in (A) commingled funds advised or otherwise serviced by PFPC or its Affiliates, and Customer consents to the retention by PFPC and its Affiliates of any advisory or other fees paid by such funds to PFPC and/or its Affiliates and (B) repurchase agreements with PFPC or its Affiliates;

(iii) PFPC is required to credit to the Collateral Account any income received from, and any interest, dividends or other distributions paid on, the Collateral, and any amounts received from the Borrower in lieu of such interest, dividends or other distributions, less any amount due to the Borrower; and

(iv)           PFPC is required to remit the net earnings on the Collateral Account to the Custodian Account on a monthly basis, within 15 days after the end of the calendar month, and is required to remit to the Custodian Account any loan fees paid by Borrowers to PFPC in res-pect of any Loan within 15 days after the end of the calendar month to which the fees relate, in each case less any compensation due to PFPC pursuant to Section 6.   With respect to amounts to be remitted by PFPC to the Custodian Account pursuant to this Section 3(b)(iv), PFPC is required to advise Custodian of such remittance prior to making such remittance.

(c)           PFPC or its designee receives in “free” those securities that are to be loaned in connection with this Agreement, and will (subject to Section 12(e) hereof) transfer such securities to the relevant Borrower.  Upon receipt of Loaned Securities that are returned by a Borrower, PFPC or its designee (subject to Section 12(e) hereof) transfers such securities “free” to the Custodian Account.  Except as specifically set forth in Section 3(d) below, PFPC has no responsibility (express or implied) with respect to the Loaned Securities or the securities which are to be loaned pursuant to this Agreement or the securities which are returned from loan, other than (1) to receive and transfer such securities as specifically set forth in the first two sentences of this Section 3(c), (2) to perform the activities specifically referenced in Section 5 hereof and (3) to facilitate processing of voluntary corporate actions pursuant to such procedures as agreed to between Customer and PFPC with respect to those securities to which a voluntary corporate action relates which have not been returned from loan on or before the record date for such voluntary corporate action.  The foregoing sentence will not affect PFPC's responsibility specifically set forth in Section 8(a) hereof.

(d)           Except as provided in Section 3(e) below, PFPC is required to remit to the Custodian Account, on the date received by PFPC from the Borrower, any interest, dividends or other distributions paid on Loaned Securities, or amounts received in lieu thereof.

(e)           Non-cash distributions on Loaned Securities in the nature of stock splits or stock dividends shall be added to the Loan and become Loaned Securities.

4.           Representations, Warranties and Covenants.

(a)           Customer represents, warrants and covenants as follows:

(i)           this Agreement is a legal, valid and binding obligation of Customer, enforceable against it in accordance with its terms, and Customer has the requisite power to perform, and has been duly authorized to perform, the obligations imposed under this Agreement and any loan effected pursuant to this Agreement;

(ii)           the execution, delivery and performance by Customer of this Agreement, execution of each Borrowing Agreement by PFPC on behalf of Customer, and PFPC's entering into Loans under Borrowing Agreements on behalf of Customer, have been duly and validly authorized by Customer, and Loans made in accordance with the terms hereof  (as well as the execution, delivery and performance by Customer of this Agreement, execution of each Borrowing Agreement by PFPC on behalf of Customer, and PFPC’s entering into Loans under Borrowing Agreements on behalf of Customer) will comply with all laws and regulations, including those of securities regulatory and self-regulatory organizations, applicable to Customer;

(iii)            Customer is authorized to lend securities to brokers, dealers, banks, and other types of entities included in the list of Eligible Borrowers and Customer has the requisite power to perform the obligations imposed on it under this Agreement and any Loan effected pursuant thereto;

(iv)           Customer owns, and will own at the time that any Loan is outstanding, all Available Securities free and clear of any lien or encumbrance, and no Available Securities have been, or will at the time of any Loan have been, sold;

(v)            Customer has made its own determination as to the tax treatment of any dividends, interest, payments in lieu of dividend or interest on Loaned Securities, remuneration or other funds received hereunder and of any transaction or activity related to this Agreement;

(vi)           Customer and any party serving as an investment adviser to Customer have approved the lending of the Available Securities, have determined that each of the Eligible Borrowers, the Eligible Collateral and the Investment Guidelines listed on the Attachments hereto (as the same may be amended pursuant to the terms hereof) are appropriate for Loans hereunder and have directed PFPC to comply with the same, and have determined that lending the Available Securities in accordance with the terms hereof is an appropriate activity for Customer consistent with its investment objectives and policies;

(vii)            the Available Securities are not “plan assets” within the meaning of ERISA, or if the Available Securities are such plan assets, a Loan of the Available Securities to an Eligible Borrower would not constitute a prohibited transaction for purposes of ERISA;

(viii)                      no Loan of the Available Securities in accordance with the terms set out in this Agreement violates or will violate any statute, regulation, rule, order, judgment, agreement or arrangement binding on Customer or any of its assets; and

(ix)           Customer is a “qualified investor” (as defined in section 3(a)(54)(A) of the United States Securities Exchange Act of 1934, as amended) or is an employee benefit plan that owns and invests on a discretionary basis at least $25,000,000 in investments as contemplated by rule 15a-11 under the Securities Exchange Act of 1934, as amended.

(b)           PFPC represents, warrants and covenants as follows:

(i)           this Agreement is a legal, valid and binding obligation of PFPC, enforceable against it in accordance with its terms;

(ii)           the execution, delivery and performance by PFPC of this Agreement and of each Borrowing Agreement, and PFPC's entering into Loans under Borrowing Agreements on behalf of Customer, have been duly and validly authorized by PFPC; and

(iii)            PFPC has the requisite power to perform the obligations imposed on it under this Agreement and any Loan effected pursuant thereto.

(c)           The undersigned signatory of Customer represents, warrants and covenants that (i) the terms of this Agreement, (ii) the fees and expenses associated with this Agreement and (iii) any benefits accruing to Customer or any affiliate of Customer in connection with this Agreement, including but not limited to any fee waivers, conversion cost reimbursements, up front payments, signing payments or periodic payments made or to be made by PFPC to Customer or any affiliate of Customer relating to this Agreement have been fully disclosed to Customer’s Board of Trustees and that, if required by applicable law, such Board of Trustees has approved or will approve the terms of this Agreement, any such fees and expenses, and any such benefits.

(d)           Each of the above representations and warranties shall be deemed made and repeated for all purposes at and as of all times when any Loan entered into under the Borrowing Agreement is outstanding.  With respect to each Loan of Available Securities owned by or held for a Sub-account, each of the above representations and warranties of Customer is also deemed made by Customer with respect to that Sub-account as if the word “Sub-account” had been used in lieu of the word “Customer” therein.

(e)           Customer acknowledges that a Borrower is permitted to exercise any voting rights with respect to any Loaned Securities until the Loan relating to such Loaned Securities has been terminated and the Loaned Securities have been returned to Customer, and Customer waives its right to vote any Loaned Securities.  If so directed by Customer pursuant to Section 1(d) or 1(e), PFPC will be required to give the Borrower a notice terminating a Loan.

(f)           In connection with this Agreement, Customer and its investment adviser, if any, retain ultimate authority with respect to lending Customer's securities and have directed PFPC to lend Available Securities in accordance with the terms set out in this Agreement, and PFPC is not, and shall not be considered to be, an investment adviser for Customer.

5.           Statements.                                PFPC is required to maintain current records of the Loans and is required to make available to Customer and/or third parties agreed upon between Customer and PFPC the daily and monthly statements described in Section 1(b) (within the timeframes set forth in Section 1(b)) and such other information as Customer and PFPC may agree upon.

6.           Compensation of PFPC.                                                      PFPC is compensated for its services hereunder by retaining (and is entitled to retain)  a portion of the earnings from the investment and reinvestment of cash Collateral and a portion of any loan fees paid by Borrowers in respect of Loans, in accordance with the compensation schedule set forth on Attachment E hereto. Loan fees paid by Borrowers in respect of Loans shall be at such rates and on such basis as established by PFPC from time to time.  PFPC is required to seek in good faith to establish such loan fees that are consistent with then-current industry norms.

7.           Modification and Termination of Agreement.

(a)           This Agreement is a continuing agreement and shall remain in full force and effect until terminated in accordance with this Section.  This Agreement may be modified or terminated at any time upon mutual written agreement of PFPC and Customer, expressly referring to this Agreement and indicating an intention to effect such modification or termination.  This Agreement also may be terminated at any time by PFPC or Customer upon three days prior written notice to the other party.

(b)           Following any termination of this Agreement, PFPC shall:

(i)           immediately cease making new Loans;

(ii)           terminate, as promptly as possible, any outstanding Loans, but shall continue to administer any such outstanding Loans as necessary to effect their termination, including, without limitation,  (A) the return to Borrowers of Collateral on Loans as to which Loaned Securities are returned and the Borrower is not in default, and (B) the co-ordination of the liquidation of Collateral, all in the manner and on the terms permitted under the Borrowing Agreements and deemed necessary or appropriate by PFPC; and

(iii)           remit and deliver to the Custodian Account all securities, earnings and other items due to Customer.

(c)           Regardless of any agreement as to, or the receipt of any notice of, termination and the cessation of lending, this Agreement shall not entirely terminate until all Loans have been closed, all Collateral liquidated or returned, all deliveries and remittances due Customer have been made, and all final reports required hereunder have been made or made available.

8.  Liability of PFPC.

(a)           With respect to any Loan, if a Borrower fails to return Loaned Securities promptly upon termination of the Loan and the Collateral for such Loan is not sufficient to satisfy the obligations of such Borrower thereunder, then subject to the provisions of Section 8(d) and at the option of PFPC, either:

(i)           PFPC shall pay into the Custodian Account a dollar amount equal to the excess, if any, of: (A) the sum of (x) the Market Value of the Loaned Securities as of the date of termination of the Loan, (y) to the extent not already included in such Market Value, an amount equal to any broker’s fees, commissions and taxes, and (z) the amount of any outstanding obligations of such Borrower to Customer then due and payable under the related Borrowing Agreement; over (B) the Market Value of the Collateral as of the date of termination of the Loan; or

(ii)           PFPC shall (A) transfer to the Custodian Account securities identical in type and amount to the Loaned Securities, and (B) pay into the Custodian Account cash in an amount equal to any outstanding obligations of the Borrower to PFPC on behalf of Customer due and payable under the related Borrowing Agreement as of the date of termination of the Loan.

(b)           PFPC agrees to notify Customer promptly of which option it has chosen and to pay or transfer cash and/or securities to the Custodian Account promptly after such notification.

(c)           Effective upon any payment or transfer to the Custodian Account by PFPC pursuant to Section 8(a), Customer hereby assigns to PFPC, free and clear of any liens or encumbrances created by Customer, all of Customer’s right, title and interest in and to, and PFPC is hereby subrogated to, any outstanding obligations of such Borrower to Customer then due and payable under the Borrowing Agreement.  Effective upon an event described in Section 8(a)(ii), Customer hereby assigns to PFPC, free and clear of any liens or encumbrances created by Customer, all of Customer’s right, title and interest in and to the Collateral (and assets acquired through the investment of cash Collateral).  PFPC has the right to pursue recovery of any Collateral deficiency from a Borrower and/or its successors and assigns, and Customer assigns all of the rights and remedies which it may have against such Borrower and/or its successors and assigns to PFPC.  If for any reason PFPC cannot fully assert any rights or remedies against such other Borrower and/or its successors and assigns without the assistance of Customer, Customer is required, at the request and expense of PFPC, to file and prosecute such complaints and lawsuits and take such other action as PFPC may reasonably request in connection with the recovery of any such deficiency and shall otherwise cooperate with PFPC in any such litigation.

(d)           Provided that PFPC has invested cash Collateral in the manner prescribed under Section 3(b)(i):

(i)           PFPC shall not be liable to Customer for any investment losses in the Collateral Account;

(ii)           if at any time that cash Collateral for a Loan is required to be returned to a Borrower pursuant to a Borrowing Agreement or otherwise, the Market Value of such Collateral, as invested or reinvested, is insufficient to return to the Borrower the full amount of the cash Collateral required to be returned plus any and all rebate fees or other amounts due and owing to the Borrower in respect of the Loan, Customer is solely responsible for such deficiency, and Customer hereby agrees to pay an amount equal to such deficiency to Borrower; and

(iii)           the amount payable by PFPC pursuant to Section 8(a)(i) shall be reduced by any decline in the Market Value of such Collateral (as invested or reinvested) from the time of the commencement of the Loan, and in the event PFPC elects the option in Section 8(a)(ii), Customer shall pay to PFPC (in addition to any other obligations it may have to PFPC) the amount of such decline in Market Value.

(e)           Customer agrees to be responsible for and to pay any amounts payable by Customer pursuant to Section 8(d).  Without limitation of the foregoing, Customer irrevocably authorizes and directs Custodian (without the need for further instruction from Customer) to pay such amounts from the Custodian Account upon receipt of a direction from PFPC to do so.

(f)     Notwithstanding anything in this Agreement or otherwise to the contrary, (i) PFPC has no responsibility to supervise, recommend or otherwise advise Customer relative to the loan of assets in any particular country, nor to advise on any risks related thereto, including without limitation any Country Risk arising in such country and (ii) in no instance will PFPC have any liability or responsibility for any loss or damage which may arise from assets being loaned, traded, custodied or otherwise dealt with in a particular country, including without limitation any loss or damage which may arise from Country Risk.

9.     Standard of Care; Indemnification.

(a)           PFPC is responsible to perform only those duties specifically set out in this Agreement, and no duties shall be implied against PFPC.  Subject to the obligations of PFPC pursuant to Section 8(a) of the Agreement and to the requirements of ERISA with respect to Loans involving “plan assets” within the meaning of ERISA, PFPC isl not be liable for any loss or damage suffered or incurred by Customer in connection with this Agreement, any Loan, or the adminis-tration or operation of PFPC's securities lending program, whether or not resulting from any act or omission to act hereunder or otherwise, unless and except to the extent such loss or damage has been determined by a final judgment of a court of competent jurisdiction to have arisen out of PFPC's own negligence or willful misconduct.  Notwithstanding anything in this Agreement or otherwise to the contrary, PFPC is not liable to Customer for any consequential, special or indirect losses or damages incurred or suffered by Customer, whether or not the likelihood of such losses or damages was known by PFPC, nor shall PFPC be liable for any losses or damages beyond PFPC’s control or for any losses or damages resulting from PFPC's having complied with or relied upon any Investment Guidelines or any communications from, or requirements of, Customer or Custodian.

(b)           Customer is required to indemnify and defend PFPC and hold it harmless from and against any and all liability, loss, damages and claims, including claims of other parties and including attorneys' fees and all other expenses reasonably incurred in PFPC’s defense, to which PFPC is or may be subjected in connection with this Agreement, any Loan, or the administration or operation of PFPC’s securities lending program,  whether or not resulting from any act or omission to act hereunder or otherwise, except that this indemnity does not apply:      (i) to the extent that a court of competent jurisdiction in a final order has determined that PFPC's loss and damages resulted from PFPC's own negligence or willful misconduct; or (ii) if Available Securities are “plan assets” within the meaning of ERISA, but only to the extent that PFPC acts as a fiduciary with respect to such plan assets, to a breach of fiduciary duty by PFPC under ERISA.   Customer is required to pay the costs and expenses, including attorneys' fees, of enforcing this right of indemnification.  The terms of this Section 9(b) shall survive termination of the Agreement.

10.           Governing Law.                                           This Agreement shall be construed in accordance with the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

11.  WAIVER  OF JURY TRIAL.  EACH OF CUSTOMER AND PFPC IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS.  CUSTOMER AND PFPC ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.  Customer acknowledges that it has read and understood all the provisions of this Agreement, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

12.           Miscellaneous.

(a)           This Agreement supersedes any prior agreements between the parties with respect to the subject matter hereof.  This Agreement cannot be assigned by either party without the prior written consent of the other party.

(b)           Customer and PFPC are permitted to disclose information relating to the Agreement to the extent such information is requested or required to be disclosed pursuant to a court order, subpoena, governmental or regulatory request or law (provided the disclosing party provides the other party written notice thereof, if such notice is permitted).

(c)           To help the U.S. government fight the funding of terrorism and money laundering activities, U.S. Federal law requires each financial institution to obtain, verify, and record certain information that identifies each person who initially opens an account with that financial institution on or after October 1, 2003. Consistent with this requirement, PFPC may request (or may have already requested) Customer’s name, address and taxpayer identification number or other government-issued identification number, and, if such party is a natural person, that party’s date of birth. PFPC may also ask (and may have already asked) for additional identifying information, and PFPC may take steps (and may have already taken steps) to verify the authenticity and accuracy of these data elements.

(d)           Customer and PFPC by specific written agreement may agree (or have already agreed) to additional procedures applicable to the subject matter of this Agreement, which procedures (to the extent such procedures relate to Customer and/or PFPC) and the carrying out of which procedures (to the extent such procedures relate to Customer and/or PFPC) are subject to the terms of this Agreement.

(e)           Either PFPC or PNC Bank, N.A. (“PNC Bank”) is permitted to, in its sole discretion and whether or not requested by Customer, advance funds to pay any amounts payable by Customer to any Borrower pursuant to this Agreement.  Neither PFPC nor PNC Bank is required to make any such advance.  Any such advance is payable by Customer on demand and bears interest at such rate as specified by PFPC or PNC Bank from time to time.   To secure Customer’s obligation to repay any such advance, Customer grants to PFPC and PNC Bank a first priority security interest in any and all property at any time held by or in the possession or control of either of them for the benefit of Customer or in which Customer may have an interest (including, without limitation, any securities received by PFPC or its designee pursuant to Section 3(c) hereof).  Each of PFPC and PNC Bank have all of the rights and remedies of a pledgee at common law and of a secured creditor under the Delaware Uniform Commercial Code in respect of all such collateral.

13.           Notices.                      All notices, reports and statements are required to be mailed, sent by express delivery service, or facsimile transmitted to the parties at the following addresses and facsimile telephone numbers (provided that information is also permitted to be made available by PFPC by electronic means, including PFPC’s web browser) and shall be effective upon receipt thereof:

To PFPC:

Address:
Sam Sparhawk, IV
PFPC Trust Company
Securities Lending
8800 Tinicum Boulevard
3rd Floor
Philadelphia, PA  19153
Fax:                      (215) 749-8723

To Customer:

Address:
Institutional Trust Custody
Huntington Bank
7 Easton Oval
Columbus, OH 43219

Fax:                      (614) 331-6192

Attention:                                Alexandria Caravetta

If an ERISA fiduciary is executing an Addendum to this Agreement, send copies to:

______________________________
______________________________
______________________________
Fax:                      ______________________________
Attention:                                ______________________________

14.           SECURITIES INVESTOR PROTECTION ACT OF 1970 NOTICE.  CUSTOMER IS ADVISED AND ACKNOWLEDGES THAT THE PROVISIONS OF THE SECURITIES INVESTOR PROTECTION ACT OF 1970 MAY NOT PROTECT CUSTOMER WITH RESPECT TO THE LOAN OF SECURITIES HEREUNDER AND THAT, THEREFORE, THE COLLATERAL DELIVERED TO PFPC AND PFPC’S OBLIGATIONS UNDER SECTION 8 HEREOF MAY CONSTITUTE THE ONLY SOURCE OF SATISFACTION OF BORROWER'S OBLIGATION IN THE EVENT THE BORROWER FAILS TO RETURN THE SECURITIES.

15.           Definitions.                                For the purposes hereof:

(a)            “Affiliate” means any entity which controls, is controlled by, or is under common control with another entity;

(b)           “Available Securities” has the meaning set forth in Section 1;

(c)           “Borrower” means, with respect to any Loan, the party that is a borrower under the Borrowing Agreement;

(d)           “Borrowing Agreement” has the meaning set forth in Section 1;

(e)           “Business Day” means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in Philadelphia, Pennsylvania are authorized or obligated by law or executive order to be closed; provided, however, that for purposes of the notice required to terminate any Loan, “Business Day” has the meaning established under the related Borrowing Agreement;

(f)	“Collateral” means all securities and other items of property pledged as collateral for a Loan;

(g)	“Collateral Account” means a segregated account established by PFPC pursuant to Section 3 for the benefit of Customer to maintain Collateral received for a Loan, any and all assets acquired through the investment of cash Collateral and the earnings and other proceeds thereon and thereof;

(h)	“Collateral Requirement” has the meaning set forth in Section 3(a);

(i)	“Country Risk” means nationalization, expropriation or other governmental action; laws, regulations, market conditions or market practices affecting transactions in securities or currency; laws, regulations, market conditions or market practices affecting financial institutions, exchanges, or clearance or settlement systems;  settlement and custody infrastructure and practices; changes in the value of the local currency relative to other currencies;  political or civil unrest; financial infrastructure of a country; disruption of the operation of a payment or settlement system; or market conditions which may prevent the orderly execution or settlement of securities transactions;

(j)           “Commencement Date” means June 23, 2006.

(k)           “Custodian” means Huntington National Bank or such other entity as shall have been designated by Customer as custodian of its portfolio securities and agreed to by PFPC;

(l)           “Custodian Account” means the custodian account identified on Exhibit 1 hereto as relating to a particular Sub-account which Customer maintains with Custodian (or any successor custodian account thereto of which PFPC is informed in writing by Custodian);

(m)           “Eligible Borrower” has the meaning set forth in Section 1;

(n)           “Eligible Collateral” has the meaning set forth in Section 3;

(o)           “ERISA” means the Employee Retirement Income Security Act of
1974, as the same may now or hereafter be amended;

(p)           “Investment Guidelines” has the meaning set forth in Section 3;

(q)           “Loan” has the meaning set forth in Section 1;

(r)           “Loaned Securities” means, with respect to any Loan, the securities loaned by PFPC hereunder on behalf of Customer; and

(s)           “Market Value” means, with respect to any Collateral or Loaned Securities for any Loan, the market value thereof determined in the manner specified in the related Borrowing Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereto duly authorized effective as of the day and year first above written.

The Huntington Funds                                                                PFPC Trust Company

BY:  /s/ George M. Polatas                                                         BY:   /s/ Georgianna Varga
NAME:  George M. Polatas                                                       NAME:  Georgianna Varga
TITLE:  Vice President                                                                TITLE:  Senior Vice President

ERISA PLAN ADDENDUM

(To be included when Customer is an ERISA Plan as to which PFPC is a Trustee or Other Party In Interest)

This Addendum is executed as of ________________,  by _______________ (“Fiduciary”) and is hereby made a part of the Securities Lending Customer Agreement dated as of the date hereof (“Agreement”), by and between  _____________ (“Customer”) and PFPC Trust Company (“PFPC”).  Capitalized terms not otherwise defined shall have the meanings set forth in the main body of the Agreement.

WHEREAS, PFPC acts as a trustee or is otherwise a party in interest (as defined in ERISA or the regulations promulgated thereunder) of Customer, and Fiduciary is the investment adviser, plan sponsor or other fiduciary (as defined in ERISA or the regulations promulgated thereunder) of Customer.

NOW, THEREFORE,

1.	Fiduciary hereby represents, warrants and covenants to PFPC and to Customer as follows:

(a)
Fiduciary has reviewed the listing of Eligible Borrowers contained in Attachment B to the Agreement and has determined that none of the entities listed thereon is a party who has discretionary authority or who renders advice with respect to Customer or the Available Securities, or is an affiliate (as defined in ERISA or the regulations promulgated thereunder) of any such party or of the Fiduciary (a “Prohibited Borrower”);

(b)
Within the time period permitted for objections to amendments to such Attachment B, Fiduciary will notify PFPC in the event that any entity proposed to be added as an Eligible Borrower by such an amendment would be a Prohibited Borrower;

(c)
Fiduciary has determined that the terms of the Agreement and of the Borrowing Agreement and compensation schedule set forth in Attachments A and E to the Agreement constitute terms that are at least as favorable to the Customer as would be an arm’s-length transaction between a Borrower and an unrelated party;

(d)
Fiduciary has determined that the Investment Guidelines as set forth in Attachment D provide an opportunity, after taking into account the compensation schedule set forth in Attachment E to the Agreement, for the Customer to derive reasonable compensation through the investment of cash Collateral and that the compensation to PFPC, computed in the manner set forth in such Attachment E, is reasonable; and

(e)
Fiduciary is independent of PFPC and PNC Bank, N.A. and has the authority to approve the Agreement with respect to Customer pursuant to Prohibited Transaction Class Exemption 82-63, such approval being evidenced by Fiduciary’s execution of this Addendum.

2.
[  ]  (Applicable Only if Marked.)  PFPC’s capacity with respect to Customer is that of a directed trustee, and Fiduciary hereby directs PFPC, as such directed trustee, to execute the Agreement on behalf of Customer and to make the representations, warranties, acknowledgements and agreements, and undertake the obligations, under the Agreement, on behalf of Customer, in PFPC’s capacity as directed trustee.  PFPC shall not be subject to any individual liability by reason of executing the Agreement in such capacity or by reason of making such representations, warranties, acknowledgments or agreements or undertaking such obligations.

____________________________
(“Fiduciary”)

By: _________________________

Title: ________________________

AMENDMENT TO
SECURITIES LENDING CUSTOMER AGREEMENT

This Amendment is an amendment to the Securities Lending Customer Agreement (Indemnified) by and between The Huntington Funds (“Customer”) and PFPC Trust Company (“PFPC”), approved and ratified as of September 19, 2007 (“Agreement”).  This Amendment is made as of October 18, 2007.

WHEREAS, Customer and PFPC are parties to the Agreement referenced above; and

WHEREAS, Customer and PFPC wish to amend the Agreement as set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, Customer and PFPC hereby agree as follows:

1.           Exhibit 1 to the Agreement shall be amended and restated in its entirety to read as set forth in Exhibit 1 to this Amendment.

2.           The Agreement shall remain in full force and effect and unchanged except as expressly amended hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized officers as of October 18, 2007.

THE HUNTINGTON FUNDS                                                     PFPC TRUST COMPANY

BY:  /s/ George M. Polatas                                                         BY:  /s/ illegible signature
TITLE:  Vice President                                                                TITLE:  Vice President

AMENDED AND RESTATED EXHIBIT 1
AS OF MAY 1, 2008

EXHIBIT 1
(LISTING OF SUB-ACCOUNTS)
Huntington Dividend Capture Fund
Lending Limit: 33⅓% of total assets (including the value of the loan collateral)
Custodian Account No.: 9070223602

Huntington Fixed Income Securities Fund
Lending Limit: 33⅓% of total assets (including the value of the loan collateral)
Custodian Account No.:  9070222809

Huntington Tax Free Money Market Fund
Lending Limit: 33⅓% of total assets (including the value of the loan collateral)
Custodian Account No.: 9070223309

Huntington Growth Fund
Lending Limit: 33⅓% of total assets (including the value of the loan collateral)
Custodian Account No.:  9070222505

Huntington Income Equity Fund
Lending Limit: 33⅓ 1/3% of total assets (including the value of the loan collateral)
Custodian Account No.:  9070222603

Huntington Intermediate Government Income Fund
Lending Limit: 33⅓% of total assets (including the value of the loan collateral)
Custodian Account No.:  9070223103

Huntington Macro 100 Fund
Lending Limit: 33⅓% of total assets (including the value of the loan collateral)
Custodian Account No.:  9070223933

Huntington Michigan Tax-Free Fund
Lending Limit: 33⅓% of total assets (including the value of the loan collateral)
Custodian Account No.: 9070223201

Huntington Mid Corp America Fund
Lending Limit: 33⅓% of total assets (including the value of the loan collateral)
Custodian Account No.:  9070223700

Huntington Money Market Fund
Lending Limit: 33⅓% of total assets (including the value of the loan collateral)
Custodian Account No.: 9070222104

Huntington Mortgage Securities Fund
Lending Limit: 33⅓% of total assets (including the value of the loan collateral)
Custodian Account No.:  9070223005

Huntington New Economy Fund
Lending Limit: 33⅓% of total assets (including the value of the loan collateral)
Custodian Account No.:  9070223407

Huntington Ohio Municipal Money Market Fund
Lending Limit: 33⅓% of total assets (including the value of the loan collateral)
Custodian Account No.: 9070222408

Huntington Ohio Tax-Free Fund
Lending Limit: 33⅓% of total assets (including the value of the loan collateral)
Custodian Account No.: 9070222701

Huntington Rotating Markets Fund
Lending Limit: 33⅓% of total assets (including the value of the loan collateral)
Custodian Account No.:  9070223906

Huntington Situs Fund
Lending Limit: 33⅓% of total assets (including the value of the loan collateral)
Custodian Account No.:  9070223924

Huntington Short/Intermediate Fixed Income Securities Fund
Lending Limit: 33⅓% of total assets (including the value of the loan collateral)
Custodian Account No.:  9070222907

Huntington Technical Opportunities Fund
Lending Limit: 33⅓% of total assets (including the value of the loan collateral)
Custodian Account No.: 9070224022

Huntington U.S. Treasury Money Market Fund
Lending Limit: 33⅓% of total assets (including the value of the loan collateral)
Custodian Account No.: 9070222300

Huntington VA Dividend Capture Fund
Lending Limit: 33⅓% of total assets (including the value of the loan collateral)
Custodian Account No.:  907022382

Huntington VA Growth Fund
Lending Limit: 33⅓% of total assets (including the value of the loan collateral)
Custodian Account No.:  9070223915

Huntington VA Income Equity Fund
Lending Limit: 33⅓% of total assets (including the value of the loan collateral)
Custodian Account No.:  9070222355

Huntington VA Macro 100 Fund
Lending Limit: 33⅓% of total assets (including the value of the loan collateral)
Custodian Account No.:  9070223960

Huntington VA Mid Corp America Fund
Lending Limit: 33⅓% of total assets (including the value of the loan collateral)
Custodian Account No.:  9070222364

Huntington VA Mortgage Securities Fund
Lending Limit: 33⅓% of total assets (including the value of the loan collateral)
Custodian Account No.:  9070223951

Huntington VA New Economy Fund
Lending Limit: 33⅓% of total assets (including the value of the loan collateral)
Custodian Account No.:  907022238

Huntington VA Rotating Markets Fund
Lending Limit: 33⅓% of total assets (including the value of the loan collateral)
Custodian Account No.:  9070222337

Huntington VA Situs Fund
Lending Limit: 33⅓% of total assets (including the value of the loan collateral)
Custodian Account No.:  9070223942

Huntington Real Strategies Fund
Lending Limit:  33⅓% of total assets (including the value of the loan collateral)
Custodian Account No.:  9070224004

Huntington VA Real Strategies Fund
Lending Limit:  33⅓% of total assets (including the value of the loan collateral)
Custodian Account No.:  9070224013

* Note: Lending Limit applies at time of loan.

This Exhibit 1, amended and restated as of May 1, 2008, is hereby incorporated and made part of the Securities Lending Customer Agreement (Indemnified) approved and ratified as of September 19, 2007 and amended as of October 18, 2007 by and between the parties named below (the “Agreement”), and replaces any and all prior versions of Exhibit 1 to the Agreement.

Witness the due execution hereof this 30th day of April, 2008.

The Huntington Funds                                                                                     PFPC Trust Company

By:  /s/ George M. Polatas                                                                By: /s/ Sam Sparhawk, IV
Name:  George M. Polatas                                                                                     Name:                      Sam Sparhawk, IV
Title:  Vice President                                                                           Title:  Senior Vice President &
Managing Director

 ATTACHMENT A

SECURITIES LOAN AGREEMENT
(BORROWER)

SECURITIES LOAN AGREEMENT dated ___________, 2______ by and between PFPC Trust Company, as agent for Accounts (in such capacity and not in its individual capacity, “Lender”), and ________________________________(“Borrower”) setting forth the terms and conditions under which Lender, on behalf of one or more Accounts identified in accordance with Section 1.3 may, from time to time, lend to Borrower certain securities held in the Accounts against a pledge of collateral.  References to Lender in this Agreement refer only to Lender in its representative capacity as agent for its Accounts and in no case shall be construed so as to render Lender liable as principal.  Capitalized terms not otherwise defined herein shall have the meanings provided in Section 29.

Lender and Borrower, intending to be legally bound, agree as follows:

1.           Loans of Securities.

1.1           Subject to the terms and conditions of this Agreement, either party hereto may, from time to time, orally seek to initiate a transaction whereby Lender will lend securities to Borrower (each, a “Loan”).  The parties shall agree orally on the terms of each Loan, which shall be subject to the terms and conditions of this Agreement and which shall include: (a) the date of commencement of the Loan (“Commencement Date”); (b) a description (including the identity of the issuer) and the amount of the Loaned Securities; (c) the account to which the Loaned Securities are to be transferred; (d) the terms of compensation (including any applicable rebate); (e) the Margin Percentage; (f) the types of Collateral acceptable for the Loan; and (g) the account or accounts to which the cash and non-cash Collateral for the Loan are to be transferred.  Such terms may be amended during the term of the Loan upon mutual agreement of the parties, provided that any such amendment is consistent with the terms of this Agreement.

1.2           Each Loan shall be evidenced by Lender's books and records pertaining to such loans, as maintained by Lender in the regular course of its business, which shall represent conclusive evidence thereof except for manifest error or willful misconduct. Lender shall send Borrower monthly statements of outstanding Loans showing Loan activity.  Borrower agrees to examine such statements promptly and to advise Lender of any errors or exceptions.  Borrower's failure to so advise Lender within twenty (20) days after delivery of any such statement shall be deemed to be Borrower's admission of the accuracy and correctness of the contents thereof and Borrower shall be fully bound thereby.  The foregoing shall not be construed to prevent the parties hereto from mutually agreeing to amend or correct such statements if there has been manifest error in the preparation of such statements.

1.3           Lender shall, on a monthly basis, furnish to the Borrower a list of Accounts on whose behalf Lender is authorized to effect Loans as agent.  With respect to any Loan, the identity of the Account shall be promptly furnished to Borrower upon its request and, in any event, shall be automatically furnished to Borrower by Lender as required under Section 18 (relating to Loans involving assets of an ERISA Plan) or upon the occurrence of a Default involving such Account.

1.4           Notwithstanding anything to the contrary contained in this Agreement with respect to when a Loan commences, a Loan hereunder shall not occur until the Loaned Securities and the Collateral therefor have been transferred in accordance with Section 16.

1.5           WITHOUT WAIVING ANY RIGHTS GIVEN TO LENDER HEREUNDER, IT IS UNDERSTOOD AND AGREED THAT THE PROVISIONS OF THE SECURITIES INVESTOR PROTECTION ACT OF 1970 MAY NOT PROTECT LENDER WITH RESPECT TO LOANED SECURITIES HEREUNDER AND THAT, THEREFORE, THE COLLATERAL DELIVERED TO LENDER MAY CONSTITUTE THE ONLY SOURCE OF SATISFACTION OF BORROWER'S OBLIGATIONS IN THE EVENT BORROWER FAILS TO RETURN THE LOANED SECURITIES.

2.           Transfer of Loaned Securities.

2.1           On the date fixed for the commencement of a Loan, Lender shall transfer the Loaned Securities to Borrower.

2.2           Borrower agrees that the completion of a transfer of Loaned Securities to it pursuant to a Loan shall constitute its acceptance and receipt thereof, and each such acceptance and receipt shall be deemed to constitute a representation by Borrower that as of the date of such transfer, (a) all representations and warranties by Borrower herein are true and correct, as if made on and as of such date, (b) no Default hereunder has occurred and is continuing, and (c) except as otherwise theretofore disclosed to Lender in writing, there has been no material adverse change in the financial condition or business of Borrower or any direct or indirect parent of Borrower since the date of the most recent financial statements of Borrower provided to Lender hereunder and that, where Borrower is a registered broker-dealer under the Securities Exchange Act of 1934, as amended (“Exchange Act”), it is in compliance with Rule 15c3-1 thereunder.

3.           Transfer of Collateral

3.1           Prior to or concurrently with the transfer of the Loaned Securities to Borrower, Borrower shall transfer to Lender Collateral having a Market Value in an amount at least equal to the Required Value.  “Required Value” shall be an amount equal to the Margin Percentage of the Market Value of the Loaned Securities.  The “Margin Percentage” shall be a percentage that is not less than 100% and that, unless otherwise agreed to by the parties, is equal to the percentage specified in Annex I hereto for securities of the same type as the Loaned Securities.

3.2           Unless otherwise agreed between the parties, where any Loaned Securities or Collateral (in the form of securities) are Foreign Securities and are transferred through a book entry transfer or settlement system which automatically generates a payment or delivery, or obligation to pay or deliver, against the transfer of such securities, then:

(i)
such automatically generated payment, delivery or obligation shall be treated as a payment or delivery by the transferee to the transferor, and except to the extent that it is applied to discharge an obligation of the transferee to effect payment or delivery, such payment or delivery, or obligation to pay or deliver, shall be deemed to be a transfer of Collateral made by the transferee until such time as the Collateral is substituted with other Collateral if an obligation to deliver other Collateral existed immediately prior to the transfer of Loaned Securities or Collateral; and

(ii)
the party receiving such substituted Collateral, or if no obligation to deliver other Collateral existed immediately prior to the transfer of Loaned Securities or Collateral, the party receiving the deemed transfer of Collateral shall cause to be made to the other party for value the same day either, where such transfer is a payment, an irrevocable payment in the amount of such transfer or, where such transfer is a delivery, an irrevocable delivery of securities (or other property, as the case may be) equivalent to such property.

3.3           The Collateral transferred by Borrower to Lender in respect of any Loan, as adjusted pursuant to Section 8, shall be security for Borrower's obligations in respect of such Loan and for any other obligations of Borrower to Lender, and Borrower hereby pledges with, assigns to, and grants Lender a continuing first priority security interest in, and a lien upon, the Collateral, which shall attach upon the transfer of the Loaned Securities by Lender to Borrower and which shall cease upon the transfer of the Loaned Securities by Borrower to Lender.  In addition to all the rights and remedies given to Lender hereunder, Lender shall have all the rights and remedies of a secured party under the Pennsylvania Uniform Commercial Code (“UCC”), as the same may be amended from time to time.

3.4           Lender may use or invest the Collateral, if such consists of cash, at the risk, and for the benefit, of the Accounts, which shall bear all losses with respect thereto. If the Collateral consists of securities, Lender may pledge, repledge, hypothecate, rehypothecate, lend, relend, sell or otherwise transfer the Collateral and commingle the Collateral with other collateral or with its own assets.  Borrower irrevocably appoints Lender as its attorney-in-fact for the purpose of doing or performing any act or thing (including, without limitation, executing any document) and to take all other steps as may be required to enable Lender to transfer any Collateral to a third party or to otherwise realize upon any Collateral.

3.5           Provided that Borrower is not in Default hereunder, upon the transfer to Lender of all Loaned Securities in respect of a Loan and the payment of all Loan Fees due upon termination of such Loan, Lender shall transfer to Borrower the Collateral relating to such Loan.  Lender's sole obligation to Borrower in respect of the Collateral is to return such to Borrower pursuant to this Section 3.5 and Section 5.4.

3.6           If Borrower transfers Collateral in respect of a Loan to Lender and Lender does not transfer the Loaned Securities to Borrower, Borrower shall have the absolute right to the immediate return of the Collateral; and if Lender transfers Loaned Securities to Borrower and Borrower does not transfer Collateral to Lender as required under Section 3.1, Lender shall have the absolute right to the immediate return of the Loaned Securities.

3.7           Borrower may, upon reasonable notice to Lender and with Lender's consent (which shall not be unreasonably withheld), substitute Collateral for Collateral securing any Loan; provided, however, that such substituted Collateral shall: (a) consist only of cash, securities or other property that would be acceptable Collateral in accordance with the agreement of the parties at the time of the commencement of the Loan or Loans; and (b) have a Market Value that, when added to the Market Value of the remaining Collateral for such Loan, is equal to or in excess of the Required Value.  Substituted Collateral shall constitute Collateral for all purposes hereunder.

3.8           Collateral shall be allocated to Loans as follows:

3.8.1  Except as provided in the following sentence, Collateral transferred to Lender in connection with a specific Loan shall be allocated to such Loan; provided, that if Collateral is received on the same day for more than one Loan, the Lender shall allocate such Collateral to each Loan then being made so that each such Loan is secured by not less than the Required Value of Collateral acceptable for such Loan.  Any Collateral received by Lender with respect to a Loan in excess of the Required Value for such Loan may be held by Lender as collateral security for all Loans made to Borrower at any time without being allocated to any one Loan or, in the sole discretion of Lender, may be allocated at any time to any Loan or Loans then outstanding hereunder.  All allocations of Collateral shall be marked in Lender's books and records, which shall be conclusive evidence of such allocations.

3.8.2  Lender shall have the right, at its sole election, at any time and from time to time, to allocate and/or reallocate any Collateral held by it hereunder to or among any outstanding Loan or Loans.

3.8.3  It is expressly understood and agreed by the parties hereto that no allocation of Collateral to any Loan or liabilities due to any Account pursuant to the terms hereof shall in any way affect the ability of Lender to apply such Collateral to the satisfaction of any obligation of Borrower hereunder upon any default hereunder, regardless of the Loan or Account to which such obligation relates, and that all Collateral at any time given hereunder shall constitute collateral security for all the Borrower's obligations to Lender hereunder without distinction of any kind and upon any default hereunder may be applied to any such obligation or obligations as Lender in its sole discretion may elect.

3.9  No later than seven days prior to the scheduled expiration date of any Letter of Credit supporting Borrower's obligations hereunder, Borrower shall deliver an extension of the expiration of such Letter of Credit or replace such Letter of Credit by providing Lender with a substitute Letter of Credit in an amount at least equal to the amount of the Letter of Credit for which it is substituted.

4.           Fees for Loan.

4.1           Unless otherwise agreed, (a) Borrower agrees to pay Lender a loan fee (a “Loan Fee”), computed daily on each Loan to the extent such Loan is secured by Collateral other than cash, based on the aggregate Market Value, on each day for which such Loan Fee is being computed, of the Loaned Securities so secured, and (b) Lender agrees to pay Borrower a fee or rebate (a “Cash Collateral Fee”) on Collateral consisting of cash, computed daily based on the amount of cash held by Lender as Collateral.  In the case of each of the Loan Fee and the Cash Collateral Fee, the parties shall agree on the applicable rates therefor.  Unless otherwise agreed, Loan Fees shall accrue from and including the date on which the Loaned Securities are transferred to Borrower to, but excluding, the date on which such Loaned Securities are returned to Lender, and Cash Collateral Fees shall accrue from and including the date on which the cash Collateral is transferred to Lender to, but excluding, the date on which such cash Collateral is returned to Borrower.

4.2           Unless otherwise agreed, any Loan Fee or Cash Collateral Fee payable hereunder shall be payable as follows:

(a)           in the case of any Loan of securities other than Government Securities, upon the earlier of (i) the fifteenth day of the month following the calendar month in which such fee was incurred or (ii) the termination of all Loans hereunder (or, if a transfer of Loaned Securities or Collateral could not be effected under Section 16 hereof on such fifteenth day or the day of such termination, as the case may be, the next day on which such a transfer may be effected); and

(b)           in the case of any Loan of Government Securities, upon the termination of such Loan.

Notwithstanding the foregoing, all Loan Fees shall be payable by Borrower immediately in the event of a Default hereunder by Borrower, and all Cash Collateral Fees shall be payable immediately by Lender in the event of a Default hereunder by Lender.  Cash Collateral Fees shall cease to accrue upon the occurrence of a Default hereunder by Borrower.

5.           Termination of the Loan.

5.1           Each Loan shall be terminable by either party by demand made in accordance with this Section 5.

5.2           Borrower may terminate a Loan on any Business Day by giving notice to Lender and transferring the Loaned Securities to Lender prior to the close of business on such Business Day.  Such notice of termination must be received by Lender prior to the cutoff time agreed to by the parties or, in the absence of any such agreement, prior to the time by which such termination notices may be given in accordance with market practice.

5.3           Lender may terminate a Loan on any termination date established by notice given to Borrower prior to the close of business on a Business Day.  The termination date so established shall (unless Lender and Borrower otherwise agree in writing, by specific reference to this Section 5.3 to alter the terms of this Section 5.3) be a Business Day no later than the earlier of: (a) the standard settlement date for trades of the Loaned Securities entered into on the date of such notice in the principal market for such securities, or (b) the fifth Business Day following such notice.

5.4           On or prior to the termination date of any Loan, Borrower shall transfer the Loaned Securities to Lender, whereupon Lender shall transfer the Collateral (as adjusted pursuant to Section 8) to Borrower pursuant to Section 3.5.

6.           Rights of Borrower in Respect of the Loaned Securities.  Until a Loan is terminated in accordance herewith and except as set forth in Sections 7.1, 7.2 and 7.7 hereof, Borrower shall have all of the incidents of ownership of the Loaned Securities, including the right to transfer the Loaned Securities to others.  Lender hereby waives the right to vote, or to provide any consent or to take any similar action with respect to, the Loaned Securities during the term of the Loan.  The foregoing sentence shall not in any way derogate, detract from or otherwise limit Section 7.7 of this Agreement.

7.           Dividends, Distributions, Etc.

7.1           Lender shall be entitled to receive all distributions made on or in respect of the Loaned Securities which are not otherwise received by Lender, to the full extent it would be so entitled if the Loaned Securities had not been lent to Borrower, including, but not limited to:  (a) all property (including cash dividends and all other distributions of cash or property), (b) stock dividends and bonus issues, (c) securities received as a result of split-ups of the Loaned Securities and distributions in respect thereof, (d) interest payments, (e) all rights to purchase additional securities, and (f) payments upon maturity or other redemption.

7.2           Any cash distributions made on or in respect of the Loaned Securities, which Lender is entitled to receive pursuant to Section 7.1, shall be paid by the transfer of cash (denominated in the currency of issue for the Loaned Securities, unless otherwise agreed) to Lender by Borrower on the relevant payment date therefor, in an amount equal to such cash distributions (subject to the provisions of Section 7.4), so long as Lender is not then in Default.  Non-cash distributions received by Borrower shall be added to the Loaned Securities (unless otherwise agreed by the parties) and shall be considered such for all purposes, except that if the Loan has terminated, Borrower shall forthwith deliver the same to Lender.

7.3           Borrower shall be entitled to receive all cash and non-cash distributions made on or in respect of non-cash Collateral which are not otherwise received by Borrower, to the full extent it would be so entitled if the Collateral had not been delivered to Lender.  Any distributions of cash made on or in respect of such Collateral which Borrower is entitled to receive hereunder shall be paid by the transfer of cash (denominated in the currency of issue of the non-cash Collateral, unless otherwise agreed) by Lender to Borrower, upon the date of Lender's receipt thereof, in an amount equal to such cash distribution (subject to the provision of Section 7.4), so long as Borrower is not then in Default.

7.4           (a)  If (i) Borrower is required to make a payment (a “Borrower Payment”) with respect to cash distributions on Loaned Securities under Sections 7.1 and 7.2 (“Securities Distributions”) or (ii) Lender is required to make a payment (a “Lender Payment”) with respect to cash distributions on Collateral under Section 7.3 (“Collateral Distributions”), and (ii) Borrower, Lender or their respective custodians, as the case may be (“Payor”), shall be required by law to collect any withholding or other tax, duty, fee, levy or charge required to be deducted or withheld from such Borrower Payment or Lender Payment (“Tax”), then Payor shall pay such additional amounts as may be necessary in order that the net amount of the Borrower Payment or Lender Payment received by Lender or Borrower, as the case may be (“Payee”), after payment of such Tax equals the net amount of the Securities Distribution or Collateral Distribution that would have been received by the Payee if such Securities Distribution or Collateral Distribution had been paid directly to the Payee; provided, however, that any Borrower Payment shall also take into account (and Borrower shall pay such additional amounts which reflect) the value (as specified in a notice by Lender to Borrower) to the Account of any tax refund, reclaim or credit to which such Account would otherwise have been entitled had the Loaned Securities not been loaned.

(b)           Each party shall supply to the other notice of such tax information as may be requested by the other to enable it to effect the Borrower Payment or Lender Payment in the required amount, computed as per the immediately preceding paragraphs of this Section 7.  Borrower represents that, as of the commencement of any Loan hereunder, no Tax would be imposed on any cash distribution paid to it with respect to Collateral for any Loan, unless Borrower has given notice to the contrary to Lender (specifying the rate at which such Tax would be imposed), and that each party will notify the other party in the event of any change that occurs during the term of a Loan in the rate of any Tax that would be imposed on any such cash distribution.

7.5           To the extent that, under the provisions of Sections 7.1 through 7.4, a transfer of cash or other property by Borrower would give rise to a Margin Excess or a transfer of cash or other property by Lender would give rise to a Margin Deficit, Borrower or Lender, as the case may be, shall not be obligated to make such transfer but, in lieu thereof, shall immediately credit the amounts that would have been transferable under such Sections to the account of Lender or Borrower, as the case may be.

7.6           Borrower and Lender agree that, on the Business Day following the record date for the cash distribution relating to any Borrower or Lender Payment, Lender will notify Borrower that Lender will charge or credit (as appropriate) Borrower's account for such Borrower or Lender Payment on the date the payment is payable by Borrower or Lender pursuant to Sections 7.2 or 7.3 hereof, and Lender will effect such charge or credit on such date; provided, however, that no failure on the part of Lender to provide such notice or to effect such charge or credit shall affect the parties' respective rights and obligations under Sections 7.1, 7.2 or 7.3.

7.7	Where, in respect of any Loaned Securities, any discretionary rights relating to conversion, sub-division, consolidation, pre-emption, rights arising under a takeover offer, rights to receive securities or a certificate which may at a future date be exchanged for securities or other rights become exercisable prior to the redelivery of Loaned Securities, then Lender may, up to the number of Business Days required by the Borrower before the latest time for the exercise of the right or option, give written notice to Borrower that on redelivery of the Loaned Securities it wishes to receive Loaned Securities (and/or cash if applicable) in such form as will arise if the right is exercised or, in the case of a right which may be exercised in more than one manner, is exercised as is specified in such written notice, and on redelivery Borrower will redeliver such Loaned Securities (and/or cash if applicable).

8.           Mark to Market Margin.

8.1           Borrower shall daily mark to market any Loan hereunder, and in the event that at the close of trading on any Business Day the Market Value of the Collateral for any Loan to Borrower shall be less than 100% of the Market Value of all the outstanding Loaned Securities for such Loan, Borrower shall immediately transfer additional Collateral to Lender so that the Market Value of such additional Collateral, when added to the Market Value of the other Collateral for such Loan, shall equal or exceed the Required Value.

8.2           In addition to the rights of Lender under Section 8.1, in the event that at the close of trading on any Business Day the Market Value of Collateral for a Loan shall be less than the Required Value (a “Margin Deficit”), Lender may, by notice (which may be oral) to Borrower, demand that Borrower transfer to Lender additional Collateral so that the Market Value of such additional Collateral, when added to the Market Value of all other Collateral for such Loan, shall equal or exceed the Required Value.  Unless otherwise agreed, such transfer shall be made in accordance with Lender's instructions by no later than the close of the Federal Reserve Wire on the day of demand if such demand is made prior to 10:00 a.m. Philadelphia time on a Business Day; otherwise such transfer shall be made on the next Business Day; provided, however, that any such transfer of additional Collateral comprised of Foreign Securities may be made on the next Business Day.  If the additional Collateral to be posted is intended to be through adjustment of a Letter of Credit previously delivered to Lender as Collateral, Borrower agrees to cause the issuing bank to amend the original Letter of Credit by delivery of an amended Letter of Credit to Lender within the applicable time period described in the preceding sentence.

8.3           In the event that at the close of trading on any Business Day the Market Value of all Collateral for a Loan shall be greater than the Required Value (a “Margin Excess”), Borrower may, by notice (which may be oral) to Lender, demand that Lender transfer to Borrower such amount of the Collateral selected by Borrower so that the Market Value of the Collateral for such Loan, after deduction of such amount, shall not exceed the Required Value. Unless otherwise agreed, such transfer shall be made in accordance with Borrower's instructions by no later than the close of the Federal Reserve Wire on the day of demand if such demand is made prior to 10:00 a.m. Philadelphia time on a Business Day; otherwise such transfer shall be made on the next Business Day; provided, however, that any such transfer of Collateral comprised of Foreign Securities may be made on the next Business Day.  If Lender is requested to return to Borrower a portion of any security constituting Collateral, Borrower shall, at the oral request of Lender, take all such action as is necessary to cause such security to be reissued in such denominations as are required to permit such a partial return, and in such case Lender shall not be obligated to return Collateral hereunder unless and until such action has been taken and may make required returns of Collateral hereunder by returning such securities in such amounts as are, as nearly as practicable, equal to but not greater than the required return.  The return to Borrower of securities the Market Value of which on the date on which the requirement to return the same was established was then sufficient to comply with such requirement of return shall be in full compliance with this Agreement and a full discharge of Lender's obligation to make such return, notwithstanding the fact that, at the date of such return the Market Value of any such securities, may have declined.  Where Collateral is in the form of a Letter of Credit, Lender agrees to promptly consent to a reduction in the undrawn balance of the Letter of Credit sufficient to eliminate the Margin Excess, provided that Borrower delivers to Lender an amended Letter of Credit within the time period described in the second sentence of this Section 8.3.

8.4           Borrower and Lender may agree, with respect to one or more Loans hereunder, to mark the values to market pursuant to Sections 8.1 and 8.2 by valuing the Loaned Securities lent and the Collateral given in respect thereof on an Account-by-Account basis.

8.5           Borrower and Lender may agree, with respect to any or all Loans hereunder, that the respective rights of Lender and Borrower under Sections 8.2 and 8.3 may be exercised only where a Margin Excess or Margin Deficit exceeds a specified dollar amount or a specified percentage of the Market Value of the Loaned Securities for such Loans (which amount or percentage shall be agreed to by Borrower and Lender prior to entering into any such Loans).  In no event, however, shall such an agreement preclude Lender from exercising its rights under Section 8.2 if a Margin Deficit would result in the Market Value of the Collateral for any Loan to Borrower being less than 100% of the Market Value of all the outstanding Loaned Securities for such Loan.

9.           Representations of the Parties Hereto.  The parties hereby make the following representations and warranties:

9.1           Each party hereto represents and warrants that (a) it has the power to execute and deliver this Agreement, to enter into the Loans contemplated hereby and to perform its obligations hereunder; (b) it has taken all necessary action to authorize such execution, delivery and performance; and (c) this Agreement constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms (in the case of Lender, solely in its capacity as agent for the Account or Accounts whose securities are the subject of a Loan or Loans).

9.2           Each party hereto represents and warrants that the execution, delivery and performance by it of this Agreement and each Loan hereunder will at all times comply with all applicable laws and regulations including those of applicable securities regulatory and self-regulatory organizations (in the case of Lender, solely in its capacity as agent for the Account or Accounts whose securities are the subject of a Loan or Loans).

9.3           Each party hereto represents and warrants that it has not relied on the other for any tax or accounting advice covering this Agreement (except as expressly provided herein) and has made its own determination as to the tax and accounting treatment of any Loan and any dividends, remuneration or other funds received hereunder.

9.4           Borrower represents and warrants that all Loans will comply with the applicable regulations of the Board of Governors of the Federal Reserve System governing margin lending (“Margin Regulations”), and, without limiting the generality of the foregoing, that it (or the party to whom it relends the Loaned Securities) is borrowing the Loaned Securities for the purpose of making delivery of such securities in the case of short sales, failure to receive securities required to be delivered or other similar situations or as otherwise permitted pursuant to the Margin Regulations.

9.5           Borrower represents and warrants that it has, or will have at the time of transfer to Lender of any Collateral hereunder (other than Letters of Credit), the right to grant to Lender a first priority security interest therein subject to the terms and conditions hereof.  As to Collateral consisting of Letters of Credit transferred to Lender hereunder, Borrower represents and warrants that Lender shall have full unencumbered title thereto.

9.6           Lender represents and warrants that the Account for which it is acting in any Loan shall have represented and warranted to it that the Loaned Securities transferred to Borrower shall be free and clear of any lien or encumbrance at the time of transfer, and Borrower represents and warrants to Lender that all Loaned Securities returned hereunder shall be free and clear of any lien or encumbrance at the time of such return.

9.7           Lender represents and warrants that as to each Account, such Account has represented and warranted to it that (a) such Account has duly authorized Lender, as agent, to execute and deliver this Agreement on its behalf, and to enter into Loans on its behalf, and (b) such Account has the requisite power to perform, and has been duly authorized to perform, the obligations imposed hereunder and under any Loan effected pursuant hereto.

9.8           Notwithstanding any other provision of this Agreement, each of the representations and warranties set out in Section 2.2 and in this Section 9 shall be deemed made and repeated for all purposes at the time that any Loan is made and to be in effect as of all times when Borrower's obligations with respect to any Loan remain outstanding.

10.           Covenants.

10.1           Financial information shall be delivered as follows:

10.1.1  If Borrower is not a broker-dealer registered under the Exchange Act, it covenants as follows:  Upon execution of this Agreement, Borrower shall deliver to the Lender Borrower's and any parent company's most recent available financial information, including (without limitation) the most recent available audited and unaudited statements of Borrower's and any parent company's financial condition that Borrower or such parent company is required to provide to any governmental agency or self regulatory body.  As long as any Loan is outstanding under this Agreement, Borrower will promptly deliver to Lender all such financial information that is subsequently available, and any other financial information or statements that Lender may reasonably request.

10.1.2  If Borrower is a broker-dealer registered under the Exchange Act, it covenants as follows:  Upon execution of this Agreement, Borrower shall deliver to Lender the most recent statements of Borrower required to be furnished to Borrower's customers by Rule 17a-5(c) and (d) under the Exchange Act.  As long as any Loan is outstanding under this Agreement, Borrower shall promptly deliver to Lender all such statements subsequently required to be furnished to Borrower's customers by such Rule (or any successor thereto).  Upon execution of this Agreement, Borrower shall also deliver to Lender Borrower's and any parent company's most recent financial information otherwise available to its shareholders, the SEC, or the public, as the case may be including (without limitation) the most recent available audited and unaudited statements of Borrower's or any parent company's financial condition and any report or notice required by Rules 17a-5(a) (2) (i) and (ii) and 17a-11 under the Exchange Act.  As long as any Loan is outstanding under this Agreement, Borrower will promptly deliver to the Lender all such financial information that is subsequently available.

10.2           Borrower shall be liable as principal with respect to its obligations hereunder.

10.3           Borrower shall at all times in respect of each Loan effected pursuant hereto maintain Collateral having a Market Value at least equal to the Required Value.

10.4           Borrower agrees to cause every Letter of Credit delivered by it and constituting Collateral hereunder to be renewed or replaced by Collateral (including, without limitation, a renewal or replacement Letter of Credit) satisfactory to Lender at least seven days prior to the scheduled expiration date of such Letter of Credit.

10.5           Borrower shall give Lender immediate notice of any development in the business affairs of Borrower or of any direct or indirect parent of Borrower that has resulted in, or which in the reasonable judgment of Borrower could result in, a material adverse effect on the ability of Borrower to perform its obligations under this Agreement.  Any such notice shall set forth, in reasonable detail, a description of the event which has occurred and of the action, if any, that Borrower proposes to take with respect thereto.  Borrower will forward to Lender a copy of any order, decree, determination, instruction or other written evidence received by it of or with respect to any matter referred to in the first sentence of this subparagraph 10.5.

10.6           Borrower and Lender hereby agree and acknowledge that (a) each Loan hereunder is a “securities contract,” as such term is defined in Section 741(7) of Title 11 of the United States Code (the “Bankruptcy Code”), (b) each and every transfer of funds, securities and other property under this Agreement and each Loan hereunder is a “settlement payment” or a “margin payment,” as such terms are used in Sections 362(b) (6) and 546(e) of the Bankruptcy Code, and (c) the rights given to Borrower and Lender hereunder upon a Default by the other constitute the right to cause the liquidation of a securities contract and the right to set off mutual debts and claims in connection with a securities contract, as such terms are used in Sections 555 and 362(b) (6) of the Bankruptcy Code.  Each party hereto further agrees and acknowledges that if Borrower or an Account is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Loan hereunder is a “securities contract” and “qualified financial contract,” as such terms are defined in the FDIA and any rules, orders or policy statements thereunder.

10.7           Borrower will, from time to time, do and perform any and all acts and execute any and all further instruments reasonably requested by Lender more fully to effect the purposes of this Agreement and the pledge of the Collateral hereunder, including, without limitation, the execution and filing of financing statements and continuation statements relating to the Collateral under the provisions of the applicable UCC.

10.8           Borrower will notify Lender promptly upon the occurrence of any change of control with respect to Borrower or if Borrower enters into an agreement providing for such a change of control.  For purposes of this paragraph, a “change of control” shall occur if Borrower consolidates or amalgamates with or merges with or into, or transfers all or substantially all of its assets to another entity, or if any person or entity acquires directly or indirectly the beneficial ownership of equity securities having the power to elect a majority of the board of directors of Borrower or otherwise acquires directly or indirectly the power to control the policy making decisions of Borrower.

11.           Events of Default.  All Loans between Borrower and Lender may, at the option of the non-defaulting party exercised by notice to the defaulting party (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an event specified in Section 11.6 below), be terminated immediately upon the occurrence of any one or more of the following events (individually, a “Default”):

11.1           Any Loaned Securities shall not be transferred to Lender on the termination date of the Loan as required by Section 5;

11.2           Any Collateral shall not be transferred to Borrower as required by Section 3.6 and Section 5;

11.3           Borrower shall fail to comply with the obligation to replace an expiring Letter of Credit under Section 10.4 and such default is not cured within one Business Day after notice of such failure to Borrower.

11.4           Borrower or Lender shall fail to transfer Collateral as required by Section 8;

11.5           Borrower or Lender shall fail to make the payment of distributions as required by Section 7 and such default is not cured within one Business Day after notice of such failure to Borrower or Lender, as the case may be;

11.6           (a) The Account, Borrower or any direct or indirect parent of Borrower shall commence as debtor any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law, or seek the appointment of a receiver, conservator, trustee, custodian or similar official for such person or any substantial part of its property, or (b) any such case or proceeding shall be commenced against the Account, Borrower, or any direct or indirect parent of the Borrower, or another shall seek such an appointment, or any application shall be filed against such person for a protective decree under the provisions of SIPA, which (i) is consented to or not timely contested by such party, (ii) results in the entry of an order for relief, such an appointment, the issuance of such a  protective decree or the entry of an order having a similar effect, or (iii) is not dismissed within 15 days, or (c) the Account, Borrower or any direct or indirect parent of Borrower shall make a general assignment for the benefit of creditors, or (d) the Account, Borrower or any direct or indirect parent of Borrower shall admit in writing its inability to pay its debts as they become due;

11.7           The Account, Borrower or any direct or indirect parent of Borrower shall have been suspended or expelled from membership or participation in any securities exchange or association or other self-regulatory organization to whose rules it is subject or if it is suspended from dealing in securities by any governmental agency or regulatory body;

11.8           Borrower, Lender or the Account or any direct or indirect parent of Borrower shall have its license, charter, or other authorization necessary to conduct a material portion of its business withdrawn, suspended or revoked by any applicable government or agency or regulatory body thereof;

11.9           Any representation made or deemed to be made by a party in respect of this Agreement or any Loan or Loans made hereunder shall be incorrect or untrue in any material respect during the term of any Loan hereunder;

11.10	Borrower or Lender (a) notifies the other, orally or in writing, of its inability to or its intention not to perform its obligations hereunder; or (b) otherwise disaffirms, rejects or repudiates any of its obligations hereunder;

11.11 Borrower or Lender (a) shall fail to perform any material obligation under this
Agreement not specifically set forth in this Section 11, including but not limited to the payment of fees as required by Section 4, and the payment of transfer taxes as required by Section 14, (b) shall have received notice of such failure from the non-defaulting party, and (c) shall not have cured such failure by the next day after such notice on which a transfer of funds, Loaned Securities or Collateral, as the case may be, could be effected pursuant to Section 16.4 hereof;

11.12	Borrower or any Affiliate of Borrower shall default under any other securities loan agreement with PFPC Trust Company or any Affiliate of PFPC Trust Company; or

11.13	A party to this Agreement (“X”) consolidates or amalgamates with, or merges into, or transfers all or substantially all of its assets to, another entity and (a) the resulting, surviving or transferee entity has not assumed all the obligations of X under this Agreement pursuant to an agreement reasonably satisfactory to the other party or (b) the financial condition of the resulting, surviving or transferee entity is, in the judgment of the other party, materially weaker than that of X prior to such transaction.

12.           Lender's Remedies.

12.1           If:

(a) any Default shall occur involving Borrower or an Affiliate of Borrower under Section 11 hereof; or

(b) as a result of any bankruptcy, insolvency, liquidation, reorganization, or other similar proceeding relating to Borrower or pursuant to any legal requirement, including without limitation any laws relating to so-called “preferences” or preferential payments, Lender becomes obligated to return, or is otherwise deprived of its rights to, any Loaned Securities after their return to Lender, or Lender is in any way required to pay their value or any related sum over,

Lender shall have the right, in addition to any other remedies provided herein or under applicable law or in equity and without further notice to Borrower:

(i) to purchase, in a commercially reasonable time and manner (taking into consideration the nature of the market for the Loaned Securities), a like amount of the Loaned Securities (“Replacement Securities”) in the principal market for such securities; or

(ii) to sell any Collateral in the principal market for such Collateral in a commercially reasonable time and manner (taking into consideration the nature of the market for the Collateral) or to treat the Loaned Securities as having been purchased by Borrower at a purchase price equal to the Market Value thereof on the day of the Default (or on the date of the event referred to in (b) above, as the case may be); and

(iii) to apply and set off the Collateral (including any amounts drawn under a Letter of Credit supporting any Loan) and any proceeds thereof against the payment of the purchase price for any Replacement Securities and any amounts due Lender under Sections 4, 7, 14 and 17 hereof. Lender may also apply the Collateral and any proceeds thereof to any other obligation of Borrower under this Agreement, including Borrower's obligations with respect to distributions paid to Borrower (and not forwarded to Lender) in respect of Loaned Securities.

In the event that Lender exercises such rights, Borrower's obligation to return a like amount of Loaned Securities shall terminate.

12.2           In the event the purchase price of Replacement Securities, plus any and all amounts due to Lender hereunder, exceeds the Market Value of the Collateral on the date the Replacement Securities are purchased, Borrower shall be liable to Lender for the amount of such excess, together with interest on such excess at a per annum rate that, in the case of purchases of Foreign Securities, is equal to LIBOR, and in the case of purchases of any other securities and all other amounts due to Lender hereunder, that is equal to the Fed Funds Rate, in each case as such rates fluctuate from day to day, from the date of such purchase until the date of payment of such excess.  Lender shall have, and Borrower hereby grants to Lender, as security for Borrower's obligation to pay such excess, a security interest in any property of Borrower (including, without limitation, the Collateral) then held by Lender and a right of setoff against such property and against any other amount payable by Lender to Borrower.  The purchase price of securities purchased under this Section 12 shall include, and the proceeds of any sale of Collateral shall be determined after the deduction of, broker's fees, taxes and commissions and all other reasonable costs, fees and expenses related to such purchase or sale or to the exercise of Lender's remedies including, without limitation, reasonable legal fees and expenses.  Upon the satisfaction of all obligations hereunder, any remaining Collateral shall be returned to Borrower.

13.           Borrower's Remedies.

13.1           In the event of any Default involving Lender or an Account under Section 11 hereof, Borrower shall have the right, in addition to any other remedies provided herein or under applicable law or in equity and without further notice to Lender:

(i) to purchase, in a commercially reasonable time and manner (taking into consideration the nature of the market for the Collateral), a like amount of Collateral (“Replacement Collateral”) in the principal market for such Collateral; or

(ii) to sell a like amount of Loaned Securities in the principal market for such Loaned Securities in a commercially reasonable time and manner (taking into consideration the nature of the market for the Loaned Securities) or to treat the Collateral as having been purchased by Lender at a purchase price equal to the Market Value thereof on the day of the Default; and

(iii) to apply and set off the Loaned Securities and any proceeds thereof against the payment of the purchase price for any Replacement Collateral, Lender's obligation to return any cash or other Collateral and any amounts due Borrower under Sections 4, 7 and 17 hereof.  Borrower may also apply the Loaned Securities and any proceeds thereof to any other obligation of Lender or the Account under this Agreement, including Lender's obligations with respect to distributions paid to Lender (and not forwarded to Borrower) in respect of Collateral.

In the event that Borrower exercises such rights, Lender's obligation to return a like amount of Collateral shall terminate; provided, however, that, where Collateral consists of a Letter of Credit, upon the exercise or deemed exercise by Borrower of its termination rights under Section 11, Lender shall immediately return the Letter of Credit to Borrower, and Borrower shall return to Lender the Loaned Securities or an amount equal to the net proceeds from the sale (or deemed sale) of the Loaned Securities in the manner described above, reduced by any other amounts owed by the Account to Borrower.

13.2           In the event the sales price received from such Loaned Securities is less than the purchase price of Replacement Collateral (plus the amount of any cash and the Market Value of any other Collateral not replaced by Borrower on the date that the Loaned Securities are sold, and all amounts due to Borrower hereunder), the Account shall be liable to Borrower for the amount of such deficiency, together with interest on such deficiency at a per annum rate that, in the case of Collateral consisting of Foreign Securities, is equal to LIBOR, and in the case of Collateral consisting of any other securities and all other amounts due to Borrower hereunder, that is equal to the Fed Funds Rate, in each case as such rates fluctuate from day to day, from the date of such sale until the date of payment of such deficiency.  Borrower shall have, and Lender as agent for the Account hereby grants to Borrower, as security for the Account's obligation to pay such excess, a security interest in any property of the Account (including, without limitation, the Loaned Securities) then held by Borrower and a right of setoff against such property and against any other amount payable by Borrower to Lender in respect of such Account arising hereunder.  The purchase price of any Replacement Collateral purchased under this Section 13 shall include, and the proceeds of any sale of any Loaned Securities shall be determined after the deduction of, broker's fees, taxes and commissions and all other reasonable costs, fees and expenses related to such purchase or sale or to the exercise of Borrower's remedies including, without limitation, reasonable legal fees and expenses. Upon the satisfaction of all the Account's obligations hereunder, any remaining Loaned Securities (or remaining net cash proceeds from sale or deemed sale thereof) shall be returned to Lender.

14.           Transfer Taxes and Costs.  All transfer taxes, stamp duties and fees and similar charges with respect to any transfers hereunder of Loaned Securities or Collateral shall be paid by Borrower.  Borrower covenants and agrees that it shall ensure that this Agreement and all instruments of transfer in respect of any Loaned Securities or Collateral shall have been stamped in accordance with all applicable laws.

15.           Market Value.

15.1           If the principal market for the securities to be valued is a national securities exchange in the United States, their Market Value shall be determined by their last sale price on such exchange on the preceding Business Day or, if there was no sale on that day, by the last sale price on the next preceding Business Day on which there was a sale on such exchange, all as quoted on the consolidated tape or if not quoted on the consolidated tape, then as quoted by such exchange.

15.2           If the principal market for the securities to be valued is the over-the-counter market, their Market Value shall be determined as follows.  If the securities are quoted on NASDAQ, their Market Value shall be the closing sale price on NASDAQ on the preceding Business Day or, if the securities are issues for which last sale prices are not quoted on NASDAQ, the closing bid price on such day.  If the securities to be valued are not quoted on NASDAQ, their Market Value shall be the highest bid quotation as quoted in or by any of The Wall Street Journal, the National Quotation Bureau pink sheets, or a recognized, independent pricing source chosen by the Lender.  If the securities to be valued are Government Securities, their Market Value shall be the average of the bid and ask quotation as quoted by any recognized, independent pricing service chosen by the Lender or, if not available from such a service, as quoted in The Wall Street Journal.  In each case, if the relevant quotation did not exist on such day, then the relevant quotation on the next preceding Business Day on which there was such a quotation shall be the Market Value.

15.3           Unless otherwise agreed, if the securities to be valued are Foreign Securities, their Market Value shall be determined by Lender in a commercially reasonable manner as of the close of business on the preceding Business Day (or if there is a material dispute between Borrower and Lender as to the Market Value of a particular Foreign Security, the Market Value of such Foreign Security shall be the price provided by Bloomberg with respect to such Foreign Security as of the close of business on the preceding Business Day).

15.4           Market Value shall include, where applicable, accrued interest to the extent not already included therein (other than any interest transferred to the other party pursuant to Section 7).

15.5           With respect to Collateral consisting of cash, Market Value as of any date shall be the face amount thereof held by Lender at the time of determination and, with respect to Collateral consisting of Letters of Credit, Market Value as of any date shall be the undrawn balance thereof which Lender may at such time draw thereunder except that if, in the judgment of Lender, the creditworthiness of the issuer of any Letter of Credit has been or may be impaired, then, upon notice to Borrower, the Market Value of such Letter of Credit shall be zero.

15.6           Unless otherwise agreed, where the Loaned Securities in respect of a Loan are denominated in a currency other than the currency in which the related Collateral is denominated, the currency which shall be applicable for purposes of determining Market Value shall be the currency in which the Collateral is denominated (the “Contractual Currency”), and any Loaned Security not denominated in the Contractual Currency shall be converted into a Contractual Currency equivalent based on the most current spot rate of exchange quoted by the independent source of exchange rates as notified to Borrower by Lender upon Borrower's request.  Such notification may be oral.

16.           Transfers.

16.1           All transfers by either Borrower or Lender of Loaned Securities or Collateral consisting of “financial assets” (within the meaning of the UCC) hereunder shall be by (a) in the case of certificated securities, physical delivery of certificates representing such securities together with duly executed stock and bond transfer powers, as the case may be, with signatures guaranteed by a bank or a member firm of the New York Stock Exchange, Inc., (b) registration of an uncertificated security in the transferee’s name by the issuer of such uncertificated security, (c) the crediting by a Clearing Organization or other “securities intermediary” (within the meaning of the UCC) of such financial assets to the transferee’s “securities account” (within the meaning of the UCC) maintained with such Clearing Organization or “securities intermediary” (within the meaning of the UCC), or (d) such other means as Borrower and Lender may agree.  For avoidance of doubt, the parties agree and acknowledge that the term “securities,” as used in this Agreement (except in this Section 16.1), shall include any “security entitlements” with respect to such securities (within the meaning of the UCC).  In every transfer of “financial assets” (within the meaning of the UCC) hereunder, the transferor shall take all steps necessary (i) to effect a delivery to the transferee under Section 8-301 of the UCC, or cause the creation of a security entitlement in favor of the transferee under Section 8-501 of the UCC, (ii) to enable the transferee to obtain “control” (within the meaning of Section 8-106 of the UCC), and (iii) to provide the transferee with comparable rights under any applicable foreign law or regulation or under any amended version of Article 8 of the UCC that may hereafter be in effect.

16.2           All transfers of cash hereunder shall be by (a) wire transfer in immediately available, freely transferable funds or (b) such other means as Borrower and Lender may agree.

16.3           All transfers of a Letter of Credit from Borrower to Lender shall be made by physical delivery of the Letter of Credit to Lender.  Transfer of a Letter of Credit from Lender to Borrower shall be made by causing such Letter of Credit to be returned or by causing the amount of such Letter of Credit to be reduced to the amount required after such transfer.

16.4           A transfer of securities, cash or Letters of Credit may be effected under this Section 16 on any day except (a) a day on which the transferee is closed for business at its address set forth on the signature page hereof or (b) a day on which a Clearing Organization or wire transfer system is closed, if the facilities of such Clearing Organization or wire transfer system are required to effect such transfer.

17.           Contractual Currency.

17.1           Unless otherwise agreed, each payment of cash under this Agreement (except as provided in Section 7.2) shall be made in the Contractual Currency.  Notwithstanding the foregoing, the payee of any such payment may, at its option, accept tender thereof in any other currency; provided, however, that, to the extent permitted by applicable law, the obligation of the payor to make such payment will be discharged only to the extent of the amount of Contractual Currency that such payee may, consistent with normal banking procedures, purchase with such other currency (after deduction of any premium and costs of exchange) on the banking day next succeeding its receipt of such currency.

17.2           If for any reason the amount in the Contractual Currency received under Section 17.1, including amounts received after conversion of any recovery under any judgment or order expressed in a currency other than the Contractual Currency, falls short of the amount in the Contractual Currency due in respect of this Agreement, the party required to make the payment will (unless a Default has occurred and such party is the non defaulting party), as a separate and independent obligation and to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall.

17.3           If for any reason the amount in the Contractual Currency received under Section 17.1 exceeds the amount in the Contractual Currency due in respect of this Agreement, then the party receiving the payment will (unless a Default has occurred and such party is the non defaulting party) refund promptly the amount of such excess.

18.           ERISA.  Lender shall, if any of the securities transferred to Borrower hereunder for any Loan have been or shall be obtained, directly or indirectly, from or using the assets of any Plan, so notify Borrower in writing upon the execution of this Agreement or upon initiation of such Loan under Section 1.1.  If Lender so notifies Borrower, then Borrower and Lender shall conduct the Loan in accordance with the terms and conditions of Department of Labor Prohibited Transaction Exemption 81-6 (46 Fed. Reg. 7527, January 23, 1981; as amended, 52 Fed. Reg. 18754, May 19, 1987), or any successor thereto, unless Borrower certifies that neither it nor any of its Affiliates is a party-in-interest to the Plan for purposes of the Employee Retirement Income Security Act of 1974.  If a Loan is to be conducted in accordance with Prohibited Transaction Exemption 81-6, then Borrower represents and warrants to Lender that it is either (a) a bank subject to federal or state supervision, (b) a broker-dealer registered under the Exchange Act or (c) exempt from registration under Section 15(a)(1) of the Exchange Act as a dealer in exempted government securities (as defined in Section 3(a)(12) of the Exchange Act) and (d) neither it nor any affiliate (as defined in Prohibited Transaction Exemption 81-6) of Borrower has any discretionary authority or control with respect to the investment of the assets of the Plan involved in the Loan or renders investment advice (within the meaning of 29 C.F.R. Section 2510.3-21(c)) with respect to the assets of the Plan involved in the Loan.  For purposes hereof, “Plan” shall mean (a) any “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 which is subject to Part 4 of Subtitle B of Title I of such Act; (b) any “plan” as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986; or (c) any entity the assets of which are deemed to be assets of any such “employee benefit plan” or “plan” by reason of the Department of Labor's plan asset regulation, 29 C.F.R. Section 2510.3-101.

19.           Obligations to be Separate.  Each and every obligation, liability or undertaking of an Account with respect to any Loan shall be solely an obligation, liability or undertaking of, and binding upon, the Account for which such Loan is made and shall be payable solely from the available assets of such Account. No such obligation, liability or undertaking shall be binding upon or affect any other Account or, in the case of an Account that is a portfolio, series or sub-trust of an investment company registered as such under the Investment Company Act of 1940, be binding upon or affect any assets of any other portfolio, series or sub-trust of such investment company.  Without limitation of Lender's obligations to Borrower under Sections 1.2 and 1.3 hereof, neither PFPC Trust Company (in its individual capacity) nor any Affiliate thereof shall have any liability to Borrower whatsoever in respect of any Loan, it being understood and agreed that Borrower shall have recourse solely to the Account in the event of the occurrence of a Default involving the Account.

20.           Indemnification.  Borrower agrees to indemnify and hold harmless Lender and the Account (including the sponsor and fiduciaries of any Account which is a Plan) from any and all damages, losses, liabilities, claims, costs and expenses (including attorneys' fees) which Lender or the Account may incur or suffer arising in any way out of the use by Borrower of Loaned Securities or any failure of Borrower to deliver Loaned Securities in accordance herewith or to otherwise comply with the terms of this Agreement.

21.           Calculations.  Except as provided in Section 8.1, all determinations of the Market Value of securities, Collateral, or other property or amounts for any purpose under this Agreement shall be made in good faith by Lender.

22.           Limitation of Liability.  With respect to each Account that has represented to the Lender that it is a business or statutory trust, notice is hereby given that this instrument is executed by Lender as agent on behalf of the Trustees of each such Account as Trustees and not individually and that the obligations of such Account under this instrument are not binding upon any of the Trustees or shareholders of such Account individually but are binding only upon the assets and property of each such Account.

23.           Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to the conflict of laws principles thereof.  Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or Federal court located in Philadelphia, Pennsylvania; provided, that nothing contained in this Agreement will prevent Lender from bringing any action, enforcing any award or judgment or exercising any rights against Borrower individually, against any security or against any property of Borrower within any other county, state or nation.  Lender and Borrower agree that the venue provided above is the most convenient forum for both Lender and Borrower, and Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

24.  WAIVER  OF JURY TRIAL.  EACH OF BORROWER AND LENDER IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS.  BORROWER AND LENDER ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.  Borrower acknowledges that it has read and understood all the provisions of this Agreement, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

25.           Waiver.  The failure of either party to exercise any remedy or to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to exercise any of its remedies or to insist upon strict adherence to that term or any other term of this Agreement.  All waivers in respect of a Default must be in writing.

26.           Remedies.  All remedies hereunder and all obligations with respect to any Loan shall survive the termination of the relevant Loan, return of Loaned Securities or Collateral and termination of this Agreement.  The parties agree that, in the event that Lender fails to enforce any of its rights or remedies hereunder, such rights and remedies may be enforced against Borrower by the Account.

27.           Notices and Other Communications.  Except as otherwise provided in this Agreement, all notices, demands, and other communications hereunder shall be sufficient if made in writing and delivered or transmitted (as the case may be) by registered mail, facsimile, telex, or courier, or by telephone promptly confirmed in writing and delivered or transmitted as aforesaid, to the intended recipient at the addresses (or to the numbers) set forth on the signature page hereof.  Notices shall be effective upon receipt.

28.	Miscellaneous.

28.1           This Agreement constitutes the entire agreement between the parties and supersedes any other agreement between the parties concerning loans of securities between the parties hereto, other than any agreement between the parties that specifies that it relates exclusively to loans of securities of a particular Account or group of Accounts.  This Agreement shall not be assigned by either party without the prior written consent of the other party.  Subject to the foregoing, this Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns.  This Agreement may be terminated by either party upon giving written notice to the other, subject only to fulfillment of any obligations then outstanding.  This Agreement shall not be modified, except by an instrument in writing specifically referring hereto, signed by the party against whom enforcement is sought.

28.2           Borrower authorizes Lender to record any and all telephonic or other oral communications given or received by Lender.  Borrower is hereby informed that telephonic communications made to or from Lender’s trading desk and/or operations department will be recorded.

29.           Definitions.  For the purposes hereof:

29.1           “Account” means, with respect to any Loan, the account for which Lender is acting as agent in making the Loan.

29.2            “Affiliate” shall mean any entity which controls, is controlled by, or is under common control with another entity.

29.3           “Bankruptcy Code” shall have the meaning set forth in Section 10.6.

29.4           “Borrower” shall have the meaning set forth in the introduction.

29.5           “Borrower Payment” shall have the meaning set forth in Section 7.4.

29.6           “Business Day” shall mean, with respect to any Loan hereunder, any day (other than a Saturday or Sunday) recognized as a settlement day in the principal market in which the Loaned Securities are traded, provided, however, that for the purposes of computing Market Value in Section 15, “Business Day” shall mean a day on which regular trading occurs in the principal market for the securities whose value is being determined.  Notwithstanding the foregoing, for purposes of marking to market in Section 8, “Business Day” shall mean any day (other than a Saturday or Sunday) (a) on which regular trading occurs in the principal market for any Loaned Securities or for any securities Collateral under any outstanding Loan or (b) on which transfers of cash Collateral may be effected by Lender and Borrower (or any nominee or agent thereof).

29.7           “Cash Collateral Fee” shall have the meaning set forth in Section 4.1.

29.8           “Clearing Organization” shall mean (a) The Depository Trust Company or any other domestic clearing agency registered with the United States Securities and Exchange Commission; (b) a Federal Reserve Bank, to the extent that it maintains a book-entry system; (c) with respect to Foreign Securities, Euroclear, Clearstream and any other securities depository or clearing agency approved by Lender that is incorporated under the laws of a country other than the United States and that is authorized to act as a securities depository or clearing agency; or (d) if agreed to by Borrower and Lender, such other “securities intermediary” (within the meaning of the UCC) at which Borrower (or Borrower's agent) and Lender (or Lender's agent) maintain accounts.

29.9 “Collateral” shall mean: (a) all cash, Government Securities and other marketable securities or Letters of Credit that Borrower and Lender agree shall be acceptable as collateral, whether now owned or hereafter acquired, which are transferred to Lender pursuant to Sections 3 or 8; (b) all accounts in which such property is deposited and all securities, instruments or other investment property in which any cash collateral is invested or reinvested; and (c) any payments, distributions and proceeds of the foregoing.  For purposes of the return of Collateral by Lender or purchase or sale of securities in connection with the exercise of Lender's or Borrower's remedies, such term shall include securities of the same issuer, class and quantity as the Collateral initially transferred by Borrower to Lender.

29.10 “Collateral Distributions” shall have the meaning set forth in Section 7.4.

29.11 “Contractual Currency” shall mean: (a) with respect to any payment in respect of a distribution under Section 7, the currency in which the underlying distribution was made; (b) with respect to any return of cash, the currency in which the underlying transfer of cash was made; (c) with respect to any other payment of cash in connection with a Loan, United States dollars or such other currency as may be agreed upon by Borrower and Lender; and (d) for purposes of determining Market Value of Loaned Securities and Collateral in respect of a Loan in which the Loaned Securities and the Collateral are denominated in different currencies, the currency in which the Collateral is denominated.

29.12 “Default” shall have the meaning set forth in Section 11.

29.13 “Exchange Act” shall have the meaning set forth in Section 2.

29.14 “Federal Funds Rate” shall mean the rate of interest (expressed as an annual rate), as published in Federal Reserve Statistical Release H.15(519) or any publication substituted therefor, charged for federal funds (dollars in immediately available funds borrowed by banks on an overnight unsecured basis) on that day or, if that day is not a banking day in New York City, on the next preceding banking day.

29.15 “Foreign Securities” shall mean securities that are principally cleared and settled outside of the United States.

29.16 “Government Securities” shall mean government securities as defined in Section 3(a)(42)(A)-(C) of the Exchange Act.

29.17 “Lender” shall have the meaning set forth in the introduction.

29.18 “Lender Payment” shall have the meaning set forth in Section 7.4.

29.19 “Letter of Credit” shall mean an irrevocable, unconditional, stand-by letter of credit, in form and substance satisfactory to Lender, issued by a bank (not affiliated with Borrower) which is acceptable to Lender and is insured by the Federal Deposit Insurance Corporation or is a foreign bank that has filed an agreement with the Board of Governors of the Federal Reserve System on Form FR T-2 (or any successor).

29.20 “LIBOR” shall mean for any date, the offered rate for deposits in U.S. dollars for a period of three months which appears on the Reuters Screen LIBOR page as of 11:00 A.M., London time, on such date (or, if at least two such rates appear, the arithmetic mean of such rates).

29.21 “Loan” shall have the meaning set forth in Section 1.1.

29.22 “Loan Fee” shall have the meaning set forth in Section 4.1.

29.23 “Loaned Securities” shall mean any security (as defined in the Exchange Act) that is transferred in a Loan until such security (or an identical security) is transferred back to Lender hereunder, except that if any new or different security shall be exchanged for any Loaned Security by recapitalization, merger, consolidation or other corporate action, such new or different security shall, effective upon such exchange, be deemed to become a Loaned Security in substitution for the former Loaned Security for which such exchange is made.  For purposes of the return of Loaned Securities by Borrower or purchase or sale of securities in connection with the exercise of Lender's or Borrower's remedies hereunder, such term shall include securities of the same issuer, class and quantity as the Loaned Securities, as adjusted pursuant to the preceding sentence.

29.24 “Margin Deficit” and “Margin Excess” shall have the meanings set forth in Sections 8.2 and 8.3, respectively.

29.25 “Margin Percentage” shall have the meaning set forth in Section 3.1.

29.26 “Margin Regulations” shall have the meaning set forth in Section 9.4.

29.27 “Market Value” shall mean market value determined in accordance with Section 15.

29.28 “Plan” shall have the meaning set forth in Section 18.

29.29 “Required Value” shall have the meaning set forth in Section 3.1.

29.30 “Securities Distributions” shall have the meaning set forth in Section 7.4.

29.31 “SIPA” shall mean the Securities Investor Protection Act.

29.32 “Tax” shall have the meaning set forth in Section 7.4.

29.33  “Transfer” or “transfer” of cash, securities or Letters of Credit by Lender to Borrower or by Borrower to Lender shall mean a transfer effected in accordance with Section 16.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Address for Notices:	PFPC Trust Company, in its capacity as agent for Accounts and not in its individual capacity
Securities Lending
8800 Tinicum Blvd.
3rd Floor, Suite 200
Philadelphia, PA  19153                                                                                     By:___________________________
Attn:    Sam Sparhawk, IV                                                                                                Name:
           President                                                                Title:

Facsimile No.:  215-749-8723
Telephone No.: 215-749-5060

Address for Notices:                                                                                     ______________________________
as Borrower

Attn:
By:___________________________
Name:
Title:
Facsimile No.:
Telephone No.:

ANNEX I

Type of Loaned Securities                                                                                                Margin Percentage1/

Foreign equity and corporate securities                                                                                                                     105%

United States equity and corporate securities                                                                                                                                102%
(including American Depository Receipts)

Government Securities                                                                                                           102%

Foreign government and agency securities                                                                                                                     105%

1/Pursuant to Section 3.1.

ATTACHMENT B

ELIGIBLE BORROWERS

The following list of Eligible Borrowers relates to all of the Sub-accounts set forth on Exhibit 1 and may be amended from time to time in the manner set forth in the Agreement.

Banc of America Securities LLC	Lehman Brothers Inc.
Barclays Capital, Inc.	Merrill Lynch Government Securities Inc.
Bear Stearns & Co.	Merrill Lynch, Pierce, Fenner & Smith
Citigroup Global Markets Inc.	Incorporated
Credit Suisse First Boston Corporation	Morgan Stanley Securities Services Inc.
Goldman Sachs & Co.	Morgan Stanley & Co. Incorporated
J.P. Morgan Securities Inc.	UBS Securities LLC

 ATTACHMENT C

ELIGIBLE COLLATERAL

(Capitalized terms have the same meanings as in the Agreement.)

Type of Collateral                                                                                                           Yes                      No

A. Cash in the following currencies:

(1)           U.S. dollars                                                                                       X                      ___

(2)           Other: ____________                                                                                                ___                       X_

B. Government Securities                                                                                                           ___                        X

C. Letters of Credit                                                                                                           ___                        X

D. Other Investments, as described below:

1.           Money market instruments, including:
___________________________________
___________________________________
___________________________________

2.           ___________________________________
___________________________________
___________________________________

 ATTACHMENT D

INVESTMENT GUIDELINES

Permissible Investments:                                                      (A)           securities issued or guaranteed as to principal and interest by the U.S. Government or by its agencies or instrumentalities
and related custodial receipts;

(B)	commercial paper and other obligations issued or guaranteed by U.S. or foreign corporations;

(C)
U.S. dollar-denominated obligations issued or supported by the credit of U.S. or foreign banks or savings institutions with total assets in excess of $1 billion (including obligations of foreign branches of such banks) (i.e. CD’s, BA’s, and time deposits);

(D)
repurchase agreements relating to the above instruments (provided the instruments meet the “quality” standard set forth below), as well as Agency mortgage-backed securities and equity securities  (collateralization: 102% on Treasuries; 103% on Agencies (including Agency mortgage-backed); 105% on equities);

(E)	unaffiliated money market funds; and

(F)	Institutional Money Market Trust (IMMT).

Quality:
First Tier Securities, as defined by Rule 2a-7 of the Investment Company Act of 1940, or of comparable quality, if unrated.  IMMT is deemed to meet this requirement provided that it complies with its stated investment policies.  Quality is determined at time of acquisition.

Maturity:	397 days or less from date of purchase. Currently, investments will be overnight only, unless matched to a specific term loan.

ATTACHMENT E

COMPENSATION SCHEDULE

FOR SECURITIES LENDING CUSTOMER AGREEMENT

PFPC Fee:
30% of the Spread (if cash Collateral) or of the Fee Paid By Borrower (if non-cash Collateral).

METHOD OF CALCULATION - EXAMPLE

Cash Collateral

Investment Rate (hypothetical)                                                                           8%

Rebate to Borrower (negotiated)                                                                                     6%

Spread                                                                           2%

  Loan                                Days                                Income on
  Size                                Open                                Investment*                                Rebate                        Spread      PFPC Fee    Income to Customer

$500,000                        8                         $889.89                   $666.67  $222.22   $66.67                                                        $155.55

*           Formula:                                Loan Value x Investment Rate x # Days Open
360

Non-Cash Collateral

Fee Paid by Borrower (negotiated)                                                                                     1.5%

  Loan                                Days                                Fee Paid By
  Size                                Open                                Borrower**                                                       PFPC FeeIncome to Customer

$500,000                       8                      $166.66                                             $50.00                      $116.66

**           Computation:                                Loan Value x Fee Rate x # of Days Open
360

ATTACHMENT F

PROXY SENSITIVE

Check this box if you do not wish to have each Sub-account coded as “proxy sensitive” as referenced in Section 1(h) of the Agreement:
Sub-accounts which are not “proxy-sensitive”:
______________________________
______________________________
______________________________